SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement               [ ] Confidential, for Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or
     Section240.14a-12

                               DYNAMIC HOMES, INC.
        ---------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


        ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock, par value $.10 per share, of Dynamic Homes, Inc.
2) Aggregate number of securities to which transaction applies: 2,240,850 outstanding shares, plus stock option settlements with respect to 155,000 shares.
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $1,151.20 was calculated based upon the product of 2,240,850 shares of Common Stock at $2.55 per share and 155,000 options at an average option spread of $.27 per share.
4)   Proposed maximum aggregate value of transaction: $5,756,018
5)   Total fee paid: $1,151.20

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid: N/A
2)   Form, Schedule or Registration Statement No.: N/A
3)   Filing Party: N/A
4)   Date Filed: N/A

                               DYNAMIC HOMES, INC.
                              525 Roosevelt Avenue
                         Detroit Lakes, Minnesota 56501
                                October __, 2000


Dear Stockholder:

         You are cordially invited to attend our Special Meeting of stockholders of Dynamic Homes, Inc. to be held on November 21, 2000, at 9:00 a.m., Central Standard Time, at the Holiday Inn Motel, Detroit Lakes, Minnesota.

         At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated September 25, 2000, pursuant to which Dynamic Acquisitions, Inc., a newly formed Minnesota corporation and a wholly owned subsidiary of Dynamic Homes, LLC, a Minnesota limited liability company, will be merged with and into Dynamic Homes, Inc. and Dynamic Homes, Inc. will become a wholly owned subsidiary of Dynamic Homes, LLC. If the merger agreement is approved and the merger is subsequently consummated, each outstanding share of common stock of Dynamic Homes, Inc. will be cancelled and converted automatically into the right to receive cash of $2.55 per share, without interest thereon.

         Dynamic Homes, Inc.'s Board of Directors formed a Special Committee to mitigate any possible conflict of interest in evaluating this merger proposal, and to oversee the negotiation of the Agreement and Plan of Merger with Dynamic Homes, LLC.

         The Special Committee has unanimously approved the Agreement and Plan of Merger and has determined that its terms are fair and in the best interests of Dynamic Homes and its stockholders.

         THE SPECIAL COMMITTEE RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         Approval and adoption of the Agreement and Plan of Merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock. Each share of Dynamic Homes, Inc. common stock is entitled to one vote on all matters to come before the Special Meeting. Dynamic Homes, Inc.'s common stock constitutes its only outstanding class of capital stock.

         Attached to this letter you will find a formal Notice of Special Meeting a proxy statement, related information about Dynamic Homes, Inc. and a proxy card. The accompanying proxy statement provides you with detailed information about the Special Meeting and the proposed merger. If the Agreement and Plan of Merger is approved by the requisite holders of Dynamic Homes, Inc.'s common stock, the closing of the merger will occur soon after the Special Meeting and after all of the other conditions to closing the merger are satisfied. Please give this material your careful attention. You may also obtain more information from documents that Dynamic Homes, Inc. has filed with the Securities and Exchange Commission.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF DYNAMIC HOMES, INC. COMMON STOCK YOU OWN. A FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, YOU ARE REQUESTED PROMPTLY TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.

         Thank you for your cooperation.

                                             Very truly yours,


                                             Scott D. Lindemann
                                             Chief Executive Officer

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                               DYNAMIC HOMES, INC.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 2000


TO THE STOCKHOLDERS OF DYNAMIC HOMES, INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Dynamic Homes, Inc., a Minnesota corporation ("Dynamic Homes"), will be held at the Holiday Inn Motel, Detroit Lakes, Minnesota at 9:00 a.m., Central Standard Time, on November 21, 2000, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated September 25, 2000, pursuant to which Dynamic Acquisitions, Inc., a newly formed Minnesota corporation and a wholly owned subsidiary of Dynamic Homes, LLC, a Minnesota limited liability company, will be merged with and into Dynamic Homes and Dynamic Homes will become a wholly owned subsidiary of Dynamic Homes, LLC. If the agreement is approved and the merger is subsequently consummated, each outstanding share of common stock of Dynamic Homes will be cancelled and converted automatically into the right to receive cash of $2.55 per share, without interest thereon.

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement.

         Only stockholders of record at the close of business on October 15, 2000, will be entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

         Dynamic Homes stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Minnesota law. In order to perfect appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the Special Meeting and must not vote in favor of the merger. A copy of the applicable Minnesota statutory provisions is included as APPENDIX B to the accompanying proxy statement and a summary of these provisions can be found under "You Have Appraisal Rights in the Merger" in the accompanying proxy statement. In the event that there are not sufficient votes to approve the proposed merger at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation by Dynamic Homes.


                                       By order of the Board of Directors


                                       --------------------------------
                                       Chief Executive Officer

Detroit Lakes, Minnesota
October__, 2000

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER AGREEMENT IS APPROVED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                               DYNAMIC HOMES, INC.
                              525 Roosevelt Avenue
                         Detroit Lakes, Minnesota 56501

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                                  INTRODUCTION

         This proxy statement is being furnished to the stockholders of Dynamic Homes, Inc., a Minnesota corporation ("Dynamic Homes" or the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of Stockholders, as it may be adjourned or postponed from time to time, to be held on November 21, 2000, at 9:00 a.m., Central Standard Time, at the Holiday Inn Motel, Detroit Lakes, Minnesota. The purpose of the Special Meeting is for Dynamic Homes, Inc.'s stockholders to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated September 25, 2000, by and among Dynamic Homes, Dynamic Homes, LLC, a Minnesota limited liability company (" Dynamic LLC"), and Dynamic Acquisition, Inc., a Minnesota corporation and newly formed subsidiary of Dynamic LLC ("Merger Sub") and the transactions contemplated thereby. The Agreement and Plan of Merger provides, among other things, that:

         -        Merger Sub will merge with and into Dynamic Homes;

         - Dynamic Homes will continue as the surviving corporation and will be a wholly owned subsidiary of Dynamic LLC;

         - each share of Dynamic Homes common stock issued and outstanding at the effective time of the merger (other than shares held by stockholders, if any, who properly exercise their appraisal rights under Minnesota law) will convert into the right to receive cash of $2.55 per share, without interest thereon; and

         - each option to purchase Dynamic Homes common stock outstanding at the effective time of the merger will be deemed to have been exercised by the holder thereof and will convert into the right to receive cash in an amount equal to the difference between $2.55 and the exercise price of such option.

         Dynamic LLC will pay a total purchase price of approximately $5,756,018 for the Dynamic Homes shares and options outstanding at the effective time of the merger.

         This proxy statement is accompanied by copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. These materials are specifically incorporated by reference in this proxy statement and are included to aid stockholders in their consideration of the merger.

         This proxy statement and the accompanying notice, related information, proxy card and letter are being mailed first on or about October ___, 2000, to Dynamic Homes stockholders entitled to receive notice of, and to vote at, the Special Meeting.

         Stockholders who do not vote in favor of the Agreement and Plan of Merger and who otherwise comply with the applicable procedures described in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act will be entitled to appraisal rights. The provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act are summarized in the section of this Proxy Statement called "You Have Appraisal Rights in the Merger." That summary includes a description of the procedure that dissenting stockholders must follow to assert appraisal rights. The entire text of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act is attached as APPENDIX B to this Proxy Statement.

         A Special Committee appointed by the Board of Directors of Dynamic Homes unanimously approved the Agreement and Plan of Merger and has determined that its terms are fair and in the best interests of Dynamic Homes and its stockholders. THE SPECIAL COMMITTEE RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                TABLE OF CONTENTS


INTRODUCTION

TABLE OF CONTENTS ..........................................................   i

QUESTIONS AND ANSWERS ABOUT THE MERGER .....................................   1

SUMMARY TERM SHEET .........................................................   4
         Proposed Acquisition ........................................4
         Reasons for the Merger ......................................4
         Dynamic Homes Stock Price ...................................4
         The Special Committee........................................5
         Recommendation of the Special Committee......................5
         The Special Meeting of Stockholders .........................5
         Appraisal Rights ............................................6
         Federal Income Tax Consequences .............................6
         When the Merger Will Be Completed ...........................7
         Conditions to Completing the Merger .........................7
         Interests of Directors and Officers in the Merger that
         Differ From Your Interests ..................................7
         The Merger ..................................................8
         Selected Historical Consolidated Financial Data..............9
         Contact Information ........................................11

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION ................................................  11

THE PARTIES TO THE MERGER ..................................................  12
         Dynamic Homes, Inc...........................................12
         Dynamic Homes, LLC ..........................................12
         Dynamic Acquisitions, Inc. ..................................12

WHERE YOU CAN FIND MORE
INFORMATION ................................................................  12

THE SPECIAL MEETING OF DYNAMIC HOMES STOCKHOLDERS ..........................  13
         Place, Date, Time and Purpose ...............................13
         Who Can Vote at the Special Meeting .........................13
         Attending the Meeting .......................................13
         Vote Required ...............................................13
         Voting by Proxy .............................................14

SPECIAL FACTORS.............................................................  15

         Background of the Merger ....................................15
         Reasons for the Merger ......................................17
         Source and Amount of Funds ..................................18
         Interests of Dynamic Homes Directors and Officers in the
         Merger that Differ from Your Interests ......................19
         Plan For the Company After the Merger .......................19
         General .....................................................20

THE MERGER AGREEMENT .................................................20
         Generally ...................................................20
         Conversion of Dynamic Homes Shares ..........................20
         Stock Options ...............................................21
         Payment for Dynamic Homes Shares.............................21
         Regulatory Approvals ........................................21
         When the Merger Will Be Completed ...........................21
         Procedures for Exchanging Your Stock Certificates ...........21
         Certain Federal Income Tax Consequences .....................22
         Anticipated Accounting Treatment ............................23
         Representations and Warranties of Dynamic Homes..............23
         Representations and Warranties of Merger Sub and
         Dynamic LLC..................................................25
         Conduct of Business Prior to the Closing ....................25
         No Solicitation Provision ...................................26
         Additional Covenants of Dynamic Homes........................26
         Conditions to Closing .......................................28
         Termination .................................................29
         Fees and Expenses ...........................................30

YOU HAVE APPRAISAL RIGHTS IN THE MERGER ....................................  32

MARKET PRICE OF DYNAMIC HOMES COMMON STOCK .................................  37

BENEFICIAL OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS .................................................  38

INDEPENDENT PUBLIC ACCOUNTANTS .............................................  39

INFORMATION INCORPORATED BY REFERENCE ......................................  39

AVAILABLE INFORMATION ......................................................  40

ADDITIONAL INFORMATION .....................................................  40

OTHER MATTERS ..............................................................  41

APPENDIX A -- Agreement and Plan of Merger ...........................       A-1

APPENDIX B -- Sections 302A.471 and 302A.473 of the
         Minnesota Business Corporation Act ..........................       B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following questions and answers are intended to address briefly some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a stockholder of Dynamic Homes. Please refer to the more detailed information contained elsewhere in this proxy statement and its appendices.

1. IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY DYNAMIC HOMES COMMON STOCK AND/OR OPTIONS?

         You will receive cash. Dynamic LLC will pay cash for all Dynamic Homes shares outstanding as of the closing.

         Each option to purchase Dynamic Homes common stock outstanding as of the closing will be deemed to have been exercised and will convert into the right to receive cash in an amount equal to the difference between $2.55 and the exercise price of such option.

2.       WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?

         The Special Meeting is scheduled to take place at 9:00 a.m., Central Standard Time, on November 21, 2000, at the Holiday Inn Motel, Detroit Lakes, Minnesota.

3.       WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

         Holders of record of Dynamic Homes common stock as of the close of business on October 15, 2000, are entitled to vote at the Special Meeting. Each stockholder has one vote for each share of Dynamic Homes common stock he or she owns.

4.       WHAT VOTE IS REQUIRED FOR DYNAMIC HOMES STOCKHOLDERS TO APPROVE THE
         MERGER?

         In order for the merger to be approved, holders of a majority of the outstanding shares of Dynamic Homes common stock must vote "FOR" the merger. If your shares are not voted, it has the same effect as a vote "AGAINST" the merger.

5.       WHAT DO I NEED TO DO NOW?

         After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible by filling out, signing and returning the enclosed proxy card. Your voting materials include detailed information on how to vote.

6. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         No. Your broker can only vote your shares if you provide instructions on how to vote. You should instruct your broker on how to vote your shares using the instructions provided by your broker. If your shares are not voted, it has the same effect as a vote "AGAINST" the merger.

7.       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

         Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You may revoke your proxy by notifying the Secretary of Dynamic Homes in writing or by submitting a new proxy dated after the date of the proxy being revoked. In addition, your proxy will be revoked by you if you attend the Special Meeting and vote in person. However, simply attending the Special Meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

8.       DO I NEED TO ATTEND THE DYNAMIC HOMES SPECIAL MEETING IN PERSON?

         No. It is not necessary for you to attend the Special Meeting to vote your shares if Dynamic Homes has previously received your proxy, although you are welcome to attend.

9.       WILL I HAVE APPRAISAL RIGHTS AS A RESULT OF THE MERGER?

         Yes. If you wish to exercise your appraisal rights, you must follow the requirements of Minnesota law. A summary of the requirements you must follow to exercise your appraisal rights is included in "You Have Appraisal Rights in the Merger" in this proxy statement.

10. WHEN WILL HOLDERS OF DYNAMIC HOMES COMMON STOCK RECEIVE THE MERGER CONSIDERATION?

         The merger is expected to be completed promptly following the Special Meeting of the Dynamic Homes stockholders. However, it is possible that delays could require that the merger be completed at a later time. Following the merger, you will receive instructions on how to receive your cash payment in exchange for each share of Dynamic Homes common stock. You must return your Dynamic Homes stock certificates as described in the instructions, and you will receive your cash payment as soon as practicable after Wells Fargo Bank, Minnesota N.A., the paying agent, receives your Dynamic Homes stock certificate. If you hold shares through a brokerage account, your broker will handle the surrender of stock certificates to Wells Fargo Bank, Minnesota N.A.

11.      WHO WILL OWN DYNAMIC HOMES AFTER THE MERGER?

         After the merger, Dynamic Homes will be a wholly owned subsidiary of Dynamic LLC, a Minnesota limited liability company.

12.      SHOULD I SEND IN MY DYNAMIC HOMES STOCK CERTIFICATES NOW?

         No. After the merger is completed, Wells Fargo Bank, Minnesota N.A., as paying agent, will send you written instructions for exchanging your Dynamic Homes stock certificates.

13.      WILL I OWE TAXES AS A RESULT OF THE MERGER?

         The cash you receive in the merger in exchange for your shares of Dynamic Homes common stock and any cash you may receive from exercising your appraisal rights will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in your shares of Dynamic Homes common stock. We recommend that you read the section entitled "The Merger Agreement--Certain Federal Income Tax Consequences" in this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor regarding the specific tax consequences of the merger applicable to you.

14.      WHO CAN HELP ANSWER MY QUESTIONS?

         If you have additional questions about the merger after reading this proxy statement, you should contact:

                           Scott D. Lindemann
                           Dynamic Homes, Inc.
                           525 Roosevelt Avenue
                           Detroit Lakes, Minnesota 56501
                           (218) 847-2611 (telephone)
                           Email Address: scottl@dynamichomes.com

                               SUMMARY TERM SHEET

         This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the merger. The Agreement and Plan of Merger ("Merger Agreement") is attached as APPENDIX A to this proxy statement. We encourage you to read the Merger Agreement, as it is the legal document that governs the merger.

PROPOSED MERGER

         - Stockholder Vote. You are being asked to vote to approve a merger transaction whereby Dynamic Acquisitions, Inc., a newly formed Minnesota corporation ("Merger Sub") and a wholly owned subsidiary of Dynamic Homes, LLC, a Minnesota limited liability company ("Dynamic LLC"), will be merged with and into Dynamic Homes, Inc., a Minnesota corporation ("Dynamic"Homes") and Dynamic Homes will become a wholly owned subsidiary of Dynamic LLC.

         - Price for Your Stock. As a result of the merger, you will receive cash for each of your shares of Dynamic Homes common stock. Dynamic LLC will pay $2.55 in cash for all Dynamic Homes shares outstanding as of the closing. In addition, each option to purchase Dynamic Homes common stock outstanding as of the closing will be deemed to have been exercised and will convert into the right to receive cash in an amount equal to the difference between $2.55 and the exercise price of the option. See "The Merger Agreement - Conversion of Securities."

         - The Acquiror. Dynamic LLC was formed to engage in the proposed merger by Peter K. Pichetti, Ronald L. Gustafson and Native American Housing Co., LLC, a Nebraska limited liability company. Mr. Pichetti and Mr. Gustafson are directors of Dynamic Homes. Merger Sub is a wholly owned subsidiary of Dynamic LLC and was formed for the purpose of acquiring Dynamic Homes. See "The Parties to the Merger."

REASONS FOR THE MERGER

         The merger presents an opportunity for Dynamic Homes stockholders to realize a premium over recent market prices for their shares. See "Special Factors - Background of the Merger," "Special Factors - Reasons for the Merger" and "Market Price of Dynamic Homes Common Stock."

DYNAMIC HOMES STOCK PRICE

         Shares of Dynamic Homes are quoted on the Nasdaq Small-Cap System under the symbol "DYHM." On June 20, 2000, which was the last trading day before Dynamic Homes announced the merger, Dynamic Homes common stock closed at $1.94 per share. See "Market Price for Dynamic Homes Common Stock."

THE SPECIAL COMMITTEE

         Two of the founders of Dynamic LLC are members of the Dynamic Homes Board of Directors and they have a conflict of interest in recommending approval of the Merger Agreement because they have a beneficial interest in Dynamic LLC. If the merger occurs, these individuals will, by reason of their combined 100% governance interest and combined 25% financial interest in Dynamic LLC, receive a substantial benefit from the future earnings, growth and increased value of the business of Dynamic Homes. To counteract this conflict of interest, the Board of Directors formed a Special Committee consisting of three disinterested persons to evaluate the various proposals for the acquisition of Dynamic Homes and negotiate the terms of the Merger Agreement with Dynamic LLC. The three members of the Special Committee are Gerald E. Magnuson, a retired partner of the Lindquist & Vennum law firm in Minneapolis, Minnesota, Patrick McGuire, former President of Woodland Container Corporation in Aitken, Minnesota, and Michael Bochert, an independent investment banker in Edina, Minnesota, none of whom has any present or prior business relationship with Dynamic Homes, any of the directors of Dynamic Homes or the founders or members of Dynamic LLC or Merger Sub.

RECOMMENDATION OF SPECIAL COMMITTEE

         The Special Committee appointed by the Board of Directors of Dynamic Homes unanimously approved the Merger Agreement and has determined that its terms are fair and in the best interests of Dynamic Homes and its stockholders. The Special Committee has recommended that the Merger Agreement and the transactions contemplated thereby be approved by the stockholders of Dynamic Homes.

THE SPECIAL MEETING OF STOCKHOLDERS

         - Place, Date and Time. The Special Meeting will be held at the Holiday Inn Motel, Detroit Lakes, Minnesota, at 9:00 a.m., Central Standard Time, on November 21, 2000.

         - What Vote is Required for Approval of the Merger. The merger requires the approval of the holders of a majority of the outstanding shares of Dynamic Homes common stock. The failure to vote has the same effect as a vote against the merger.

         - Who Can Vote at the Meeting. You can vote at the Special Meeting all of the shares of Dynamic Homes common stock you own of record as of October 15, 2000, which is the record date for the Special Meeting. If you own shares which are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on October 2, 2000, there were 2,240,850 shares of Dynamic Homes common stock outstanding, held by approximately 362 stockholders of record.

         - Procedure for Voting. You can vote your shares by attending the Special Meeting and voting in person or by mailing the enclosed proxy card. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of Dynamic Homes in writing, deliver a later dated proxy, before your common stock has been voted at the Special Meeting, or attend the meeting and vote your shares in person. Merely attending the Special Meeting will not constitute revocation of your proxy. See "The Special Meeting of Dynamic Homes Stockholders - Voting by Proxy."

APPRAISAL RIGHTS

         Minnesota law provides you with appraisal rights in the merger. This means that if you are not satisfied with the amount you are entitled to receive in the merger, you may have the value of your shares independently determined and receive payment based on that valuation. The ultimate amount received by a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount the dissenting stockholder would have received in the merger. To exercise your appraisal rights, you must deliver a written objection to the merger to Dynamic Homes at or before the Special Meeting and you must not vote in favor of the merger. Your failure to follow exactly the procedures specified under Minnesota law will result in the loss of your appraisal rights. See "You Have Appraisal Rights in the Merger."

FEDERAL INCOME TAX CONSEQUENCES

         The merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of Dynamic Homes common stock generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of Dynamic Homes common stock. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES THAT ARE PARTICULAR TO YOU. See "The Merger Agreement - Certain Federal Income Tax Consequences."

WHEN THE MERGER WILL BE COMPLETED

         We are working to complete the merger as soon as possible. We anticipate completing the merger by approximately November 28, 2000, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below. See "The Merger Agreement
- When the Merger Will be Completed."

CONDITIONS TO COMPLETING THE MERGER

         The completion of the merger depends on a number of conditions being met. In addition to the parties complying with the Merger Agreement, these conditions, unless waived, include:

         - approval of the merger and the Merger Agreement by Dynamic Homes' stockholders;

         - no action or proceeding having been instituted by any governmental entity seeking to prevent consummation of the merger, and the receipt of any governmental approvals which may be required;

         - holders of no more than 10% of Dynamic Homes' outstanding shares of common stock having exercised appraisal rights;

         -        the resignation of certain directors and officers of Dynamic
                  Homes;

         - the absence of a material adverse change in Dynamic Homes' business from the date of the Merger Agreement to the effective date of the merger;

         - specified Dynamic Homes employees having signed employment agreements with Dynamic LLC and not having indicated any intention not to comply with the terms of those agreements; and

         - renewal of the union contract to which Dynamic Homes is currently subject.

See "The Merger Agreement - Conditions to Closing."

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT DIFFER FROM YOUR
INTERESTS

         Some of Dynamic Homes' directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in Dynamic Homes. The Dynamic Homes' Board of Directors knew about these additional interests and considered them when the directors appointed the Special Committee, and the Special Committee knew about these additional interests when the Special Committee approved the Merger Agreement. These interests include the following:

         - Peter K. Pichetti and Ronald L. Gustafson, directors of Dynamic Homes, are two of the founders of Dynamic LLC and have a substantial interest in Dynamic LLC which will own Dynamic Homes following the closing of the merger. Clyde R. Lund, Jr., a director of Dynamic Homes, was originally a member of the group of individuals that proposed to form Dynamic LLC; he removed himself from participation with the group on July 20, 2000; and

         - some of the executive officers will continue as employees of Dynamic Homes, in some cases pursuant to written employment agreements.

         See "Special Factors - Interests of Dynamic Homes' Directors and Officers in the Merger that Differ from Your Interests."

THE MERGER

         - Procedure for Receiving Merger Consideration. Dynamic LLC has appointed Wells Fargo Bank, Minnesota N.A., as paying agent, to coordinate the payment of the cash merger consideration following the merger. The paying agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger. See "The Merger Agreement - Payment for Dynamic Homes Shares."

         - Terminating the Merger Agreement. Dynamic Homes and Dynamic LLC can mutually agree at any time to terminate the Merger Agreement without completing the merger, even if the stockholders of Dynamic Homes have approved it. Also, under certain circumstances, either Dynamic Homes or Dynamic LLC can decide, without the consent of the other, to terminate the agreement prior to the closing of the merger, even if the stockholders of Dynamic Homes have approved the Merger Agreement. See "The Merger Agreement - Termination."

         - Fees and Expenses. Generally, whether or not the merger is consummated, Dynamic Homes and Dynamic LLC are each responsible for their respective expenses incurred in connection with the merger. Dynamic Homes, however, is required to reimburse

                  Dynamic LLC for reasonable out-of-pocket fees and expenses, not to exceed $25,000, incurred by Dynamic LLC in connection with the Merger Agreement, if the Merger Agreement is terminated under certain circumstances. Dynamic Homes is also required to pay a termination fee of $200,000 if the Merger Agreement is terminated under certain circumstances. Dynamic LLC, however, is also required to reimburse Dynamic Homes for reasonable out-of-pocket fees and expenses, not to exceed $25,000, incurred by Dynamic Homes in connection with the Merger Agreement, if the Merger Agreement is terminated due to Dynamic LLC breaching, subject to materiality thresholds and cure periods, any of its representations, warranties, covenants or agreements contained in the Merger Agreement. See "The Merger Agreement - Fees and Expenses."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         Set forth below is a summary of selected consolidated financial data with respect to the Company excerpted or derived from the information contained in the Company's Annual Reports on Form 10-K for the years ended December 31, 1999 and 1998 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000. More comprehensive financial information is included in such reports and other documents filed by the Company with the Securities and Exchange Commission (the "Commission"), and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the Commission. See "Where You Can Find More Information." In addition, copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, accompany this proxy statement being provided to stockholders and are incorporated herein by reference. See "Information Incorporated By Reference."

                                                                     (UNAUDITED)
                                                                     SIX MONTHS                           YEAR
                                                                        ENDED                             ENDED
                                                                      JUNE 30,                         DECEMBER 31,
                                                                  -----------------                 -----------------
                                                                2000             1999             1999             1998
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF OPERATIONS
DATA
----------------------------------------------------------------------------------------------------------------------------
Revenues                                                    $  4,733,000     $  4,565,000     $ 13,159,000     $ 11,969,000
----------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                           24,000         (142,000)         744,000          954,000
----------------------------------------------------------------------------------------------------------------------------
Interest expense, net                                             58,000           70,000          125,000          122,000
----------------------------------------------------------------------------------------------------------------------------
Income (Loss) before income taxes and equity in earnings
of unconsolidated subsidiary                                       3,000         (188,000)         730,000          928,000
----------------------------------------------------------------------------------------------------------------------------
Income (loss) from:
----------------------------------------------------------------------------------------------------------------------------
   Continuing operations                                           2,000         (113,000)         438,000          593,000
----------------------------------------------------------------------------------------------------------------------------
   Discontinued operations                                      (125,000)        (114,000)         (90,000)        (219,000)
----------------------------------------------------------------------------------------------------------------------------
   Loss on Disposal of Subsidiary                               (516,000)

----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                           $   (639,000)    $   (227,000)    $    348,000     $    374,000
----------------------------------------------------------------------------------------------------------------------------
Net income (loss) per share                                 $      (0.29)    $      (0.10)    $       0.16     $       0.17
----------------------------------------------------------------------------------------------------------------------------
Basic and diluted weighted average common and common           2,240,850        2,240,850        2,240,850        2,240,850
equivalent shares outstanding(2)
----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET DATA (1) (END
OF PERIOD)

----------------------------------------------------------------------------------------------------------------------------
Total assets                                                $  7,441,000     $ 10,225,000     $  9,784,000     $  9,425,000
----------------------------------------------------------------------------------------------------------------------------
Long-term debt, including current maturities                   1,188,000        2,978,000        3,020,000        3,049,000
----------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                                           4,815,000        4,879,000        5,454,000        5,107,000
----------------------------------------------------------------------------------------------------------------------------
OTHER DATA:

----------------------------------------------------------------------------------------------------------------------------
Period end book value per share                             $       2.15     $       2.18     $       2.43     $       2.28
----------------------------------------------------------------------------------------------------------------------------
Cash dividends declared per share                           $       0.00     $       0.00     $       0.00     $       0.00
----------------------------------------------------------------------------------------------------------------------------


         The Company has not provided any pro forma data giving effect to the proposed merger as it does not believe such information is material to its stockholders in evaluating the Merger Agreement since the proposed merger consideration is all cash and if the proposed merger is completed, the Company's common stock would cease to be publicly traded.

         The Company has also not provided any separate financial information for Dynamic LLC or Merger Sub since they are special purpose entities formed in connection with the proposed merger and have no independent operations.

CONTACT INFORMATION

         If you have any questions regarding the merger or any other matters discussed in this proxy statement, please contact:

                           Scott D. Lindemann
                           Dynamic Homes, Inc.
                           525 Roosevelt Avenue
                           Detroit Lakes, Minnesota 56501
                           (218) 847-2611 (telephone)
                           Email Address: scottl@dynamichomes.com


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This proxy statement, the accompanying related information and the documents incorporated by reference contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of Dynamic Homes and Dynamic LLC, as well as certain information relating to the merger. There are forward-looking statements in several places in this proxy statement, including under the headings "Summary Term Sheet" and "The Merger," and in statements containing the words "believes," "expects," "anticipates," "intends," "estimates" or other similar expressions. For each of these statements, Dynamic Homes claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Dynamic Homes and Dynamic LLC. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation to update any forward-looking statements to reflect future events or developments occurring after the date on which any of those statements is made.

         In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

         - changes in the economic conditions in the markets served by us;

         -        changes and/or delays in products, plans and schedules;

         -        customer acceptance of new products;

         - the timing of, and regulatory and other conditions associated with, the completion of the merger;

         - intensified competitive pressures in the markets in which Dynamic Homes competes;

         -        the loss of key employees;

         -        difficulty in obtaining supplies; and

         -        general economic conditions.

                            THE PARTIES TO THE MERGER

         DYNAMIC HOMES, INC. Dynamic Homes, Inc. ("Dynamic Homes") is a Minnesota corporation that manufactures modular, preconstructed buildings for single-family, multiple-family and commercial use. Commercial operations include the manufacture of preconstructed office buildings, motels and apartments. Dynamic Homes common stock is quoted on the Nasdaq National Market System under the symbol "DYHM." Dynamic Homes' principal executive offices are located at 525 Roosevelt Avenue, Detroit Lakes, Minnesota 56501, and its telephone number is
(218) 847-2611.

         DYNAMIC HOMES, LLC. Dynamic Homes, LLC ("Dynamic LLC") is a Minnesota limited liability company which was organized in Minnesota on September 25, 2000, by Peter K. Pichetti and Ronald L. Gustafson in connection with the proposed merger. Dynamic LLC has not been engaged in any business activities other than those in connection with the merger. Dynamic LLC's principal office is located at 8039 Spirit Cove Drive, Duluth, Minnesota 55807, and its telephone number is (218)624-0695.

         DYNAMIC ACQUISITION, INC. Dynamic Acquisition, Inc. ("Merger Sub") is a Minnesota corporation and wholly owned subsidiary of Dynamic LLC formed solely for the purpose of engaging in the merger. Pursuant to the terms of the Merger Agreement, at the effective time of the merger, Merger Sub will be merged with and into Dynamic Homes, with Dynamic Homes being the surviving corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

         Dynamic Homes files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Dynamic Homes files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Dynamic Homes' public filings are also available to the public from document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

                THE SPECIAL MEETING OF DYNAMIC HOMES STOCKHOLDERS

PLACE, DATE, TIME AND PURPOSE

         The Special Meeting will be held at the Holiday Inn Motel, Detroit Lakes, Minnesota, on November 21, 2000, at 9:00 a.m., Central Standard Time. The purpose of the Special Meeting is to consider and vote on the proposal to approve and adopt the Merger Agreement.

         A SPECIAL COMMITTEE APPOINTED BY THE DYNAMIC HOMES BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF DYNAMIC HOMES AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT DYNAMIC HOMES STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

WHO CAN VOTE AT THE SPECIAL MEETING

         The holders of record of Dynamic Homes common stock as of the close of business on October 15, 2000, which is the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. On the record date, there were 2,240,850 shares of Dynamic Homes common stock outstanding held by approximately 362 stockholders of record.

ATTENDING THE MEETING

         If you are a beneficial owner of Dynamic Homes common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Dynamic Homes common stock held in street name in person at the meeting, you will have to obtain a written proxy or authorization in your name from the broker, bank or other nominee who holds your shares.

VOTE REQUIRED

         The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. Each share of common stock is entitled to one vote. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" the merger. Abstentions and broker non-votes also will have the same effect as a vote against the merger. Your broker or nominee does not have the right to vote your shares of Dynamic Homes common stock without your instruction. It is important that you instruct your broker or nominee on how to vote your shares of Dynamic Homes common stock for your shares to be represented at the Special Meeting.

         The holders of a majority of the outstanding shares of Dynamic Homes common stock as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to hold the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum and any adjournment of the Special Meeting, unless the holder is present solely to object to the Special Meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

VOTING BY PROXY

         This proxy statement is being sent to you on behalf of the Board of Directors of Dynamic Homes for the purpose of requesting that you allow your shares of Dynamic Homes common stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. All shares of Dynamic Homes common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Special Committee appointed by the Board of Directors. The Special Committee recommends a vote in favor of ("FOR") approval of the Merger Agreement.

         If any matters not described in this proxy statement are properly presented at the Special Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. However, no proxy voted against the proposal to approve the merger will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger. Dynamic Homes does not know of any other matters to be presented at the meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of Dynamic Homes in writing, deliver a later dated proxy before your shares have been voted at the Special Meeting or attend the meeting and vote your shares in person. Merely attending the Special Meeting will not constitute revocation of your proxy.

         If your Dynamic Homes common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via telephone or the Internet.

         Dynamic Homes will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Dynamic Homes may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Dynamic Homes will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Dynamic Homes may engage a proxy solicitation firm to assist in the solicitation.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         As part of its ongoing business planning process, the Board of Directors of Dynamic Homes and senior management regularly have considered strategic alternatives in light of existing conditions and developments in the housing industry. In addition, the Board of Directors and senior management have been of the opinion that the market value of the Dynamic Homes stock on the public market has frequently not properly reflected the value of the corporation.

         In 1998, Ray Madison, holder of approximately 28% of the outstanding stock of Dynamic Homes, began urging the directors to consider selling the Company or otherwise assisting him in liquidating all or a substantial part of his shareholdings in Dynamic Homes as a part of his estate planning process. Mr. Madison, then age 87, sought the advice of Fredrikson & Byron, P.A., a law firm in Minneapolis, Minnesota, to assist him with his business and estate planning matters.

         At its meetings on July 27, August 24 and September 28, 1998, the Board of Directors discussed the possibility of entering into a transaction for the sale or merger of the Company. Following the September 28, 1998 meeting of the Board of Directors, Dougherty Summit Securities LLC was engaged to provide a valuation report on the Company.

         On October 7, 1998, Fredrikson & Byron, P.A., acting on behalf of Ray Madison, wrote to the President of the Company, urging the Board of Directors to engage Dougherty Summit to assist the Company in evaluating unsolicited offers that had been received from third parties relating to the possible acquisition of the Company.

         On October 29, 1998, Dougherty Summit Securities LLC rendered its opinion stating that the common stock of the Company had an estimated value of approximately $2.75 per share.

         From late-1998 through mid-1999, senior management discussed possible sale or merger transactions with several companies, most of which were engaged in the housing industry, and many of which had submitted unsolicited letters of interest to the Company. Senior management reported regularly to the Board of Directors.

         At its meeting on August 23, 1999, the Board of Directors authorized management to engage Dougherty Summit Securities LLC as the Company's exclusive agent for purposes of the sale of the assets or a merger transaction involving the Company.

         On September 27, 1999, an engagement letter was entered into by the Company with Dougherty Summit Securities LLC, pursuant to which Dougherty Summit Securities LLC was engaged as financial advisor to the Company for a period of six months.

         In a November 12, 1999 letter to the Board of Directors, Dougherty Summit Securities LLC recommended that as a step toward maximizing stockholder value, the Company should sell its subsidiary Shagawa Resort, Inc., which operated the Shagawa Holiday Inn Sun Spree Motel in Ely, Minnesota. On November 17, 1999, the Company issued a press release announcing that it was exploring various strategic alternatives for enhancing stockholder value, and that Dougherty Summit Securities LLC had been retained to assist in that process.

         At its meeting on January 24, 2000, the Board of Directors reviewed offers received by the Company for the purchase of Shagawa Resort, Inc. The directors concluded that Shagawa Resort, Inc. should be sold and requested legal counsel to assist the Company in selecting the offer which would be in the best interest of the stockholders. Following that meeting, management solicited final offers for the sale of Shagawa Resort, Inc.

         At its meeting on February 28, 2000, the Board of Directors approved the sale of substantially all of the assets of Shagawa Resorts, Inc. The officers of the Company were directed to work with legal counsel to negotiate the terms of an appropriate sale agreement and to execute the same on behalf of the Company and proceed to close the transaction. At the February 28, 2000 meeting, the directors accepted the resignation of Ray Madison as Chief Executive Officer of the Company.

         On April 10, 2000, Fredrikson & Byron, P.A., acting on behalf of Ray Madison, wrote to the Board of Directors stating that the law firm was recommending to Mr. Madison that he should vote as a director in favor of any transaction recommended by Dougherty & Company LLC and if no such transaction is approved by the directors, then he should individually pursue a sale of his stock in the Company.

         On May 1, 2000, the sale of substantially all of the assets of Shagawa Resorts, Inc. was completed.

         At its meeting on May 16, 2000, the Board of Directors heard a report from representatives of Dougherty & Company LLC (formerly Dougherty Summit Securities LLC) that seven parties were interested in acquiring the Company, and that acceptable offers had been received from two of the seven. Following the presentation by the representatives of Dougherty & Company LLC, and discussion, the representatives of Dougherty & Company LLC left the meeting. Before the meeting adjourned, Peter K. Pichetti, one of the directors of the Company, advised the Board of Directors that he and directors Clyde R. Lund, Jr. and Ronald Gustafson were submitting a letter of intent for acquisition of the Company. After a brief review of the letter of intent and upon advice of legal counsel, the directors determined that in accordance with the relevant provisions of the Minnesota Business Corporation Act, a special committee of non-directors should be appointed to consider the various offers then available and which may thereafter be forthcoming. The directors appointed Gerald E. Magnuson, a retired partner of the Lindquist & Vennum law firm in Minneapolis, Minnesota, Patrick McGuire, former President of Woodland Container Corporation in Aitkin, Minnesota, and Michael Bochert, an independent investment banker in Edina, Minnesota, as members of the Special Committee. The Board of Directors directed the Special Committee to recommend one acquisition proposal to the President of the Company for signature on or before June 21, 2000.

         On May 16, 2000, pursuant to action by the Board of Directors at its meeting on May 16, 2000, the September 27, 1999 agreement with Dougherty & Company LLC was amended to extend the term of the agreement from six months to nine months.

         On June 7, 2000, the Special Committee met and conferred with the President of the Company, a representative from Dougherty & Company LLC and the Company's legal counsel. After discussion, the Special Committee concluded that the three parties that had submitted bids prior to May 16, 2000, in addition to the Mille Lacs Band of Chippewa Indians and the group consisting of Messrs. Pichetti, Lund and Gustafson, should be invited to submit sealed bids directly to the Special Committee, to be opened by the Special Committee on June 20, 2000. Representatives of Dougherty & Company LLC notified the bidders.

         On June 20, 2000, the Special Committee met and opened the four sealed bids that had been timely submitted to the Special Committee. Representatives of Dougherty & Company LLC and legal counsel to the Company participated in the meeting. At the conclusion of the meeting, the Special Committee unanimously approved the letter of intent submitted by the law firm of Johnson, Killen & Seiler, P.A., on behalf of Messrs. Pichetti, Lund and Gustafson as being in the best interests of the stockholders. The letter of intent provided for a higher price, $2.55 per share, than the other three bids. The $2.55 per share is payable to the stockholders in cash at the closing of the merger transaction.

         On June 26, 2000, the directors accepted the resignation of Ray Madison as a director and Chairman of the Board of the Company.

         On July 20, 2000, the law firm of Johnson, Killen & Seiler, P.A. notified the Company that Clyde R. Lund, Jr. was no longer part of the group represented by that law firm. The group represented by said law firm subsequently formed Dynamic Homes, LLC.

REASONS FOR THE MERGER

         The Special Committee appointed by the Dynamic Homes' Board of Directors has determined by unanimous vote that the merger is in the best interests of Dynamic Homes' stockholders. ACCORDINGLY, THE SPECIAL COMMITTEE HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT DYNAMIC HOMES' STOCKHOLDERS VOTE IN FAVOR OF APPROVAL AND

ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         In reaching its determination to approve the Merger Agreement, the Special Committee considered a number of matters affecting the value of Dynamic Homes to its stockholders, including the matters described above in "Special Factors -- Background of the Merger" and the following factors:

         - the price being offered by Dynamic LLC, which, when compared with the $1.94 closing price of Dynamic Homes common stock immediately prior to the announcement of the merger, represented a premium of 31% at a $2.55 per share purchase price;

         - the $2.55 per share price, to be paid in cash, appeared to be in the best interests of the stockholders.

         - the decision of the Board of Directors in 1999 that stockholder value would be enhanced by the sale of the Company, and the retention of Dougherty & Company LLC to solicit offers from interested prospective purchasers;

         - the substantial efforts undertaken by Dougherty & Company LLC to locate prospective purchasers, the seven parties that expressed an interest in acquiring the Company and the four written offers received in the final submission of sealed bids on June 20, 2000;

         - the terms of the Merger Agreement, including the parties' representations, warranties, covenants and conditions; and

         - the potential impact of the merger on customers, employees and other constituencies of Dynamic Homes.


SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by Dynamic LLC to acquire all the outstanding shares of Dynamic Homes common stock and to pay its fees and expenses associated with the merger is estimated to be approximately $5,800,000. On September 30, 2000, Dynamic LLC had a net worth of $2,000,000, consisting of subscriptions payable. The subscriptions will be paid in cash prior to the closing of the merger. The remaining amount will be borrowed from Bremer Bank, Detroit Lakes, Minnesota.

INTERESTS OF DYNAMIC HOMES' DIRECTORS AND OFFICERS IN THE MERGER THAT MAY DIFFER FROM YOUR INTERESTS

         As discussed above, certain members of the Board of Directors of Dynamic Homes have interests that may present actual, potential, or the appearance of potential, conflicts of interest in connection with the merger. The Special Committee and the Board of Directors were aware of these potential or actual conflicts of interest and considered them along with other matters described under "Background of the Merger." No member of the Special Committee had any actual, potential or apparent conflicts of interest.

PLANS FOR THE COMPANY AFTER THE MERGER

         After the merger, Dynamic LLC anticipates that it will continue to operate the Company in Detroit Lakes, Minnesota, without any significant near-term changes in its operations or management. In this regard, it is anticipated that current management personnel will remain with the Company, and that Scott D. Lindemann will retain his positions as Chief Executive Officer and President of the Company. Peter K. Pichetti and Ronald L. Gustafson, the founders and governors of Dynamic LLC, will continue to serve as directors of Dynamic Homes after the merger. Lance Morgan will also continue to serve as a director. It is anticipated that Clyde R. Lund, Jr. and Israel Mirviss will resign as directors of Dynamic Homes, effective upon the closing of the merger.

         The following contains the age and principal occupation or position with respect to Messrs. Pichetti and Gustafson:

         Richard K. Pichetti, age 54, from February 1993 to April 1998, was President, Chief Executive Officer and Director of State Bank of Tower and Tower Bancshares, Inc. (a bank holding company) in Tower, Minnesota. He was Chief Financial Officer of Zenith Disposal, Inc., in Duluth, Minnesota, from November, 1991, to February, 1993. From 1990 to November, 1991, he was President of Northland Business Credit. From October, 1989, to September, 1990, he was President and Chief Executive Officer of the St. Louis Bank of Savings in Duluth, Minnesota. He has served as a Director of the Company since 1991.

         Ronald L. Gustafson, age 52, has been owner and operator of Heritage Homes, Inc. (a residential and commercial construction company) since 1974 and part owner of Don Beam Homes, Inc. (a residential and commercial construction company), since March 1997. He has been a builder/dealer for the Company since 1976. He has served as a Director of the Company since 1989.

GENERAL

         The foregoing discussion of the special factors considered by the Dynamic Homes Special Committee is not intended to be exhaustive, but identifies material factors considered by the Special Committee. In view of the wide variety of factors considered in connection with the evaluation and determination to approve and recommend the Merger Agreement with Dynamic LLC, the Special Committee found it impracticable and did not quantify or otherwise attempt to assign any relative or specific weights to the factors considered.

         The substantial efforts undertaken by Dougherty & Company LLC to locate prospective purchasers, and the competitive nature of the bidding process initiated by Dougherty & Company LLC and overseen initially by the Board of Directors and after May 16, 2000, by the Special Committee, led the Special Committee to conclude that a fair value had been offered by the successful bidding party and that, accordingly, there was no need for Dynamic Homes to incur the cost of a fairness opinion.

         Pursuant to the September 27, 1999 engagement letter, Dynamic Homes will pay Dougherty & Company LLC a fee of approximately $173,000 at the closing, less $50,000 in fees previously paid to Dougherty & Company LLC.


                              THE MERGER AGREEMENT

         The discussion of the merger in this proxy statement is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A. You should read the entire Merger Agreement carefully.

GENERALLY

         The Merger Agreement provides for a business combination in which Dynamic Homes will merge with Merger Sub, a wholly owned subsidiary of Dynamic LLC. Upon the merger being completed, Merger Sub will cease to exist and Dynamic Homes, as the surviving corporation, will become a wholly owned subsidiary of Dynamic LLC. The current directors and officers of Dynamic Homes will cease to be directors and officers of Dynamic Homes upon completion of the merger, although most Dynamic Homes employees, including certain officers, will continue as employees of Dynamic Homes after the merger.

CONVERSION OF DYNAMIC HOMES SHARES

         At the effective time of the merger, each share of Dynamic Homes common stock issued and outstanding immediately prior to the effective time of the merger (other than those shares held by the stockholders, if any, who properly exercise their appraisal rights under Minnesota law) will be automatically converted into the right to receive $2.55 in cash.

STOCK OPTIONS

         At the effective time of the merger, all outstanding Dynamic Homes stock options, whether vested or unvested, exercisable or not exercisable, will be deemed to have been exercised by the holder, whereupon all such holders of options will be entitled to a cash payment in an amount equal to the difference between $2.55 and the exercise price of each such option.

PAYMENT FOR DYNAMIC HOMES SHARES

         As soon as practicable after the closing of the merger (but in any event, within five business days), Wells Fargo Bank, Minnesota N.A. or another bank or trust company designated by Dynamic LLC, in its capacity as paying agent, will send a transmittal letter to each former Dynamic Homes stockholder. The transmittal letter will contain instructions on how to surrender your shares of Dynamic Homes common stock in order to receive the cash merger consideration. Dynamic Homes stockholders should not send in their stock certificates until they receive the transmittal materials from Wells Fargo Minnesota N.A..

REGULATORY APPROVALS

         The closing of the merger is conditioned upon all material governmental consents, approvals and authorizations legally required for the closing of the merger having been obtained and being in effect. However, no assurance can be given that the required consents, approvals or authorizations will be obtained. Dynamic Homes and Dynamic LLC are not currently aware of any governmental approvals or actions that may be required to close the merger.

WHEN THE MERGER WILL BE COMPLETED

         The Company expects to complete the merger by November 28, 2000. However, either Dynamic Homes or Dynamic LLC may terminate the Merger Agreement if, among other reasons, the merger has not been completed on or before January 2, 2001, unless failure to complete the merger by that time is due to the terminating party's failure to perform its obligations under the Merger Agreement.

         The closing of the merger will take place on a date within seven business days after satisfaction or waiver of all of the conditions to consummation of the merger or on a date to which Dynamic Homes and Dynamic LLC mutually agree. On the date of the closing, the parties will file articles of merger with the Minnesota Secretary of State. The merger will become effective upon the filing of the articles of merger or at a later time if specified in the articles of merger.

PROCEDURES FOR EXCHANGING YOUR STOCK CERTIFICATES

         Within five business days after the completion of the merger, Wells Fargo Bank, Minnesota N.A., as paying agent, will mail to each former holder of record of Dynamic Homes common stock a letter with instructions on how to exchange Dynamic Homes stock certificates for the cash merger consideration.

         Please do not send in your Dynamic Homes stock certificates until you receive the letter of transmittal and instructions from Wells Fargo Bank, Minnesota N.A. Do not return your stock certificates with the enclosed proxy card. If your shares of Dynamic Homes stock are held through a broker, your broker will surrender your shares for cancellation.

         After you mail the letter of transmittal and your stock certificates to Wells Fargo Bank, Minnesota N.A., your check will be mailed to you. The Dynamic Homes stock certificates you surrender will be canceled.

         After the completion of the merger, there will be no further transfers of Dynamic Homes common stock. Dynamic Homes stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

         If your Dynamic Homes stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of those certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Wells Fargo Bank, Minnesota N.A. will send you instructions on how to provide such evidence.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of certain federal income tax consequences of the merger to holders of Dynamic Homes common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the Dynamic Homes common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Dynamic Homes stockholders subject to special rules, such as stockholders who acquired their Dynamic Homes stock pursuant to the exercise of stock options or otherwise as compensation, non-United States persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

         The receipt of cash for Dynamic Homes common stock pursuant to the merger will be a taxable transaction for federal income tax purposes and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize gain or loss measured by the difference between your adjusted tax basis for the Dynamic Homes common stock owned by you at the time of the merger and the amount of cash you receive for your Dynamic Homes shares. Your gain or loss will be a capital gain or loss if your Dynamic Homes stock is a capital asset in your hands, and will be long-term capital gain or loss if you have held your Dynamic Homes stock for more than one year on the date of the merger.

         The cash payments due to the holders of Dynamic Homes common stock upon the exchange of Dynamic Homes common stock pursuant to the merger generally will be subject to "backup withholding" at a 31% rate unless certain requirements are met. Backup withholding will not apply if you (i) furnish a correct taxpayer identification number on IRS Form W-9 or an appropriate substitute form and certify on such form that you are not subject to backup withholding, (ii) provide a certificate of foreign status on IRS Form W-8 or an appropriate substitute form or (iii) are a corporation or are otherwise exempt from backup withholding. Any amount paid as backup withholding will be credited against your federal income tax liability.

         Neither Dynamic LLC nor Dynamic Homes has requested or will request a ruling from the IRS as to any of the tax effects to Dynamic Homes stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Dynamic Homes stockholders with respect to any of the tax effects of the merger to stockholders.

         The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state, local and/or foreign taxes.

ANTICIPATED ACCOUNTING TREATMENT

         Dynamic Homes anticipates that the merger will be accounted for by Dynamic LLC using the purchase method of accounting in accordance with generally accepted accounting principles.

REPRESENTATIONS AND WARRANTIES OF DYNAMIC HOMES

         Dynamic Homes made representations and warranties in the Merger Agreement regarding the following:

         - corporate organization and qualification to do business of Dynamic Homes and each of its subsidiaries;

         - validity and effectiveness of Articles of Incorporation and Bylaws;

         -        capitalization of Dynamic Homes and each of its subsidiaries;

         - authority to enter into the Merger Agreement and to consummate the merger;

         - absence of conflicts between the Merger Agreement and the merger, on the one hand, and other contractual and legal obligations of Dynamic Homes and each of its subsidiaries, on the other hand;

         - requirement of consents, approvals, filings or other authorizations to enter into the Merger Agreement and consummate the merger;

         - compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings since January 1, 1999;

         - accuracy of financial statements contained in SEC filings filed since January 1, 1999;

         -        material liabilities and obligations;

         -        material changes or events since June 30, 2000;

         -        material litigation;

         -        validity and effectiveness of all leasehold interests;

         - possession, effectiveness and compliance with permits and licenses necessary to carry on the business as currently conducted;

         - validity and enforceability of material contracts and commitments;

         - ownership of intellectual property rights and non-infringement of the rights of others;

         -        compliance with applicable law;

         -        tax matters;

         -        labor matters;

         -        employee benefits matters;

         -        environmental matters;

         -        insurance matters;

         -        use of brokers or finders;

         - approval of the merger by the Special Committee appointed by the Board of Directors; and

         -        stockholder vote required to adopt the Merger Agreement.

         None of the representations and warranties made by Dynamic Homes in the Merger Agreement survive the closing of the merger.

REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND DYNAMIC LLC

         Merger Sub and Dynamic LLC each made representations and warranties in the Merger Agreement regarding the following:

         -        organization and qualification to do business;

         -        authority to enter into the Merger Agreement;

         - absence of conflicts between the Merger Agreement and the merger, on the one hand, and other contractual and legal obligations of Merger Sub and Dynamic LLC, on the other hand; and

         -        Dynamic LLC's ability to fund the merger consideration.

         None of the representations and warranties made by Merger Sub and Dynamic LLC in the Merger Agreement survive the closing of the merger.

CONDUCT OF BUSINESS PRIOR TO THE CLOSING

         Dynamic Homes has agreed that, subject to certain exceptions, between the execution of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement or the consummation of the merger, Dynamic Homes and its subsidiaries will:

         - conduct their businesses in the ordinary course and in a manner consistent with past practice; and

         - use commercially reasonable efforts to preserve substantially intact their business organizations and to keep available the services of their current officers, employees and consultants and to preserve their current relationships with customers, suppliers, distributors and other persons that have significant business relations with Dynamic Homes.

         Dynamic Homes has also agreed that, subject to certain exceptions, prior to the effective time of the merger, Dynamic Homes and its subsidiaries will not amend their charter documents, issue new shares of stock or enter into other enumerated non-ordinary course transactions.

NO SOLICITATION PROVISION

         Dynamic Homes has agreed not to seek a buyer for Dynamic Homes, other than Dynamic LLC, and has agreed to terminate all existing discussions or negotiations with respect to an acquisition. In particular, Dynamic Homes has agreed, subject to fiduciary obligations discussed below, not to, or permit any of its subsidiaries to:

         - initiate, solicit or encourage any inquires or the making of any proposal that constitutes an acquisition proposal;

         - except as discussed below, engage or participate in negotiations or discussions or provide information to any person in connection with any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal; or;

         - enter into any agreement with respect to an acquisition proposal or approve an acquisition proposal.

ADDITIONAL COVENANTS OF DYNAMIC HOMES AND DYNAMIC LLC

         Dynamic Homes and Dynamic LLC have agreed as follows:

         - each company will cooperate to file the SEC documents necessary to complete the merger;

         - each company will use its best efforts to make all governmental filings necessary to consummate the merger, and to obtain all required consents, licenses, permits, waivers, approvals, authorizations or orders;

         - Dynamic Homes will call a stockholders' meeting as promptly as practicable for the purpose of voting on the merger and use its commercially reasonable efforts to solicit votes in favor of the merger;

         - each company will consult with the other regarding any public announcements it makes concerning the merger;

         - each company will give notices to third parties and use its best efforts to obtain any third party consents required to effect the merger; and

         - Dynamic Homes will deliver to Merger Sub the resignations of specified officers and directors.

CONDITIONS TO CLOSING

         The obligations of Dynamic Homes and Dynamic LLC to consummate the merger are subject to satisfaction or waiver of the following conditions:

         - Dynamic Homes stockholders approve and adopt the Merger Agreement and the merger;

         - no governmental authority or court having entered an order making the merger illegal or otherwise prohibiting its consummation, or taken any legal action which seeks to prevent or delay consummation of the merger; and

         - the receipt of all necessary governmental consents, approvals or other authorizations legally required to consummate the merger from all governmental authorities.

         The obligation of Dynamic LLC to consummate the merger is also subject to the satisfaction or waiver of the following additional conditions:

         - the continued truthfulness and accuracy of the representations and warranties made by Dynamic Homes in the Merger Agreement;

         - the performance or compliance in all material respects by Dynamic Homes with all agreements and covenants required by the Merger Agreement;

         - the lack of a material adverse change in Dynamic Homes' business;

         - no judgment, order, decree or law imposing material limitations on Dynamic LLC's ability to acquire the stock of Dynamic Homes, imposing limitations on the ability of Dynamic LLC or its affiliates to operate the business of Dynamic Homes, imposing other material sanctions against Dynamic LLC or any of its officers or directors for consummating the merger, or requiring divestiture by Dynamic LLC of any significant portion of the business, assets or property of Dynamic Homes or of Dynamic LLC due to the consummation of the merger;

         - Dynamic Homes having delivered certain closing documents contemporaneously with the consummation of the merger;

         - the resignations of certain of Dynamic Homes' directors and officers;

         - specified Dynamic Homes employees having entered into employment agreements with Dynamic LLC; and

         - holders of no more than 10% of all shares of Dynamic Homes common stock outstanding as of the date of the Special Meeting having demanded appraisal rights under Minnesota law.

         The obligation of Dynamic Homes to consummate the merger is also subject to the satisfaction or waiver of the following additional conditions:

         - the continued truthfulness and accuracy of the representations and warranties made by Dynamic LLC and Merger Sub in the Merger Agreement;

         - the performance or compliance in all material respects by Dynamic LLC with all agreements and covenants required by the Merger Agreement; and

         - Dynamic LLC having delivered certain closing documents contemporaneously with the consummation of the merger.

TERMINATION

         The Merger Agreement may be terminated and the merger abandoned at any time prior to the effective time:

         - by mutual consent of Dynamic Homes and Dynamic LLC (on behalf of Dynamic LLC and Merger Sub);

         - by either Dynamic Homes or Dynamic LLC (on behalf of Dynamic LLC and Merger Sub) if:

                  - - the transaction is not completed by January 2, 2001, unless failure to complete the merger by that time is due to the failure to perform obligations by the party seeking to terminate;

                  - - Dynamic Homes stockholder approval is not obtained at the Dynamic Homes stockholders meeting, or a final and nonappealable governmental restraint adversely affecting the merger is in effect;

         - by either Dynamic Homes or Dynamic LLC (on behalf of Dynamic LLC and Merger Sub) upon the other's breach, subject to materiality thresholds and cure periods, of a representation, warranty, covenant or agreement;

         - by Dynamic LLC (on behalf of Dynamic LLC and Merger Sub) if the Dynamic Homes Special Committee:

                  - - withdraws or modifies its approval of the merger in a manner adverse to Dynamic LLC;

                  - - recommends a third-party acquisition proposal to the stockholders of Dynamic Homes; or

                  - -      resolves to take any of the foregoing actions.

FEES AND EXPENSES

         Except as discussed below, whether or not the merger is consummated, Dynamic Homes and Dynamic LLC are each responsible for their respective expenses incurred in connection with the merger, including the preparation of the Merger Agreement and all fees and expenses of investment bankers, legal counsel and accountants. Pursuant to the engagement letter, dated September 27, 1999, Dynamic Homes will pay a fee of approximately $172,600 (less $50,000 previously paid) to Dougherty & Company LLC upon the closing of the merger.

         Dynamic Homes, however, is required to reimburse Dynamic LLC for all reasonable out-of-pocket fees and expenses, not to exceed $25,000, incurred by Dynamic LLC in connection with the Merger Agreement, if the Merger Agreement is terminated:

         - by either Dynamic Homes or Dynamic LLC because the stockholders of Dynamic Homes do not approve the merger at the stockholders meeting;

         - by Dynamic LLC, due to Dynamic Homes breaching, subject to materiality thresholds and cure periods, any of Dynamic Homes' representations, warranties, covenants or agreements; or

         - by Dynamic LLC, due to Dynamic Homes' Special Committee withdrawing or modifying its approval of the merger in a manner adverse to Dynamic LLC, recommending a third-party acquisition proposal to the stockholders of Dynamic Homes, or resolving to take any of the foregoing actions.

         In addition to Dynamic Homes' requirement to pay fees and expenses of $25,000 described above, Dynamic Homes is also required to pay a termination fee of $200,000 if the Merger Agreement is terminated:

         - by Dynamic LLC or Dynamic Homes, at a time when Dynamic LLC is entitled to terminate the Merger Agreement due to:

                  - - Dynamic Homes stockholder approval not being obtained at the Dynamic Homes stockholder meeting, or

                  - - Dynamic Homes breaching, subject to materiality thresholds and cure periods, any of Dynamic Homes' representations, warranties, covenants or agreements,

                  and within nine months of such termination Dynamic Homes enters into an agreement with a third party with respect to an acquisition proposal;

         - by Dynamic LLC, due to a breach by Dynamic Homes of its obligations not to initiate, solicit or encourage the making of any acquisition proposal by a third party, or to engage or participate in negotiations or discussions which facilitate the making of an acquisition proposal by a third party, or enter into an agreement with respect to an acquisition proposal; or

         - by Dynamic LLC, due to Dynamic Homes' Special Committee withdrawing or modifying its approval of the merger in a manner adverse to Dynamic LLC, recommending a third-party acquisition proposal to the stockholders of Dynamic Homes, or resolving to take any of the foregoing actions.

         Dynamic LLC is required to reimburse Dynamic Homes for all reasonable out-of-pocket fees and expenses, not to exceed $25,000, incurred by Dynamic Homes in connection with the Merger Agreement, if the Merger Agreement is terminated due to Dynamic LLC breaching, subject to materiality thresholds and cure periods, any of Dynamic LLC's representations, warranties, covenants or agreements.

                     YOU HAVE APPRAISAL RIGHTS IN THE MERGER

         If the merger is completed, holders of Dynamic Homes common stock on October 15, 2000, who exercised their dissenter's rights and who did not vote in favor of the Merger Agreement, will have the right to obtain payment for the "fair value" of their shares, plus interest, in accordance with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act ("MBCA"). The term "fair value" means the value of the shares of common stock immediately before the effective time of the merger and the term "interest" means interest commencing five days after the effective time of the merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments.

         Any Dynamic Homes stockholder contemplating the exercise of dissenters' rights is urged to review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly with respect to the procedural steps required to perfect dissenters rights. Failure to comply with the statutory requirements will result in the loss of the stockholder's dissenters' rights. The following is a summary of the material provisions of the dissenters' rights statute but it is not a complete statement of the relevant provisions of Minnesota Law. This summary should be read in conjunction with the full text of Sections 302A.471 and 302A.473, which is attached to this proxy statement as APPENDIX B, and any amendments to such Sections as may be adopted after the date of this proxy statement.

FILING WRITTEN OBJECTION

         Stockholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of Dynamic Homes before the taking of the stockholder vote to approve the Merger Agreement at the Special Meeting on November 21, 2000. This written demand must be in addition to and separate from any proxy or vote against approval of the Merger Agreement. Voting against, abstaining from voting or failing to vote to approve the Merger Agreement does not constitute a demand for fair value of the shares within the meaning of the MBCA.

         The written demand should be delivered to the Corporate Secretary of Dynamic Homes at 525 Roosevelt Avenue, Detroit Lakes, Minnesota 56501. The written demand should specify the stockholder's name and mailing address, the number of shares owned and that the stockholder intends to demand the "fair value," plus interest, of his or her shares.

NO VOTING IN FAVOR OF THE MERGER AGREEMENT

         Stockholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the Merger Agreement. A stockholder's failure to vote against approval of the Merger Agreement will not constitute a waiver of dissenters' rights. However, if a stockholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or direction to abstain, the proxy will be voted for approval of the Merger Agreement, and the stockholder's dissenters' rights will be waived.

         A stockholder may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, the stockholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of Dynamic Homes common stock who is not the record owner of those shares may assert dissenters' rights as to shares held on such person's behalf, provided that the beneficial owner submits a written consent of the record owner to Dynamic Homes at or before the time such rights are asserted.

NOTICE BY DYNAMIC HOMES

         After approval of the Merger Agreement by the stockholders at the Special Meeting, Dynamic Homes will send a written notice to each stockholder who filed a written demand for dissenters' rights. The notice will contain

         - the address to which the stockholder must send a demand for payment and the stock certificates in order to obtain payment;

         -        the date by which they must be received;

         - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         - a form to be used to certify the date on which such stockholder, or the beneficial owner on whose behalf the stockholder dissents, acquired the shares, or an interest in them, and to demand payment; and

         - a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed under these Sections.

REMITTANCE OF CERTIFICATES

         In order to receive the fair value for his or her shares under Section 302A.473, a dissenting stockholder must, within 30 days after the date Dynamic Homes gives the notice described in the preceding paragraph, demand payment and deposit his or her stock certificates, at the address specified in the notice. Under Minnesota law, notice by mail is given by Dynamic Homes when deposited in the U.S. mail. A dissenting stockholder will retain all rights as a stockholder until the effective time of the merger. After a valid demand for payment and the related stock certificates are timely received, or after the effective time of the merger, whichever is later, Dynamic Homes will remit to each dissenting stockholder who has complied with the statutory requirements the amount that Dynamic Homes estimates to be the fair value of the dissenting stockholder's shares, with interest commencing five days after the effective time of the merger at a rate prescribed by statute.

         Dynamic Homes has no current intention of offering to pay more than $2.55 per share as its estimate of fair value of a dissenting stockholder's shares and reserves the right to offer less. Dynamic Homes will also send its closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the merger, together with

         -        the latest available interim financial statements,

         - an estimate of the fair value of the stockholder's shares and a brief description of the method used to reach the estimate,

         - a brief description of the procedure to be followed if the dissenting stockholder decides to make a demand for a supplemental payment and

         -        copies of Sections 302A.471 and 302A.473 of the MBCA.

         As described below, Dynamic Homes is not required at that time to send its estimated payment to any person who was not a stockholder and who is not dissenting on behalf of a person who was the beneficial owner of shares of common stock, of Dynamic Homes on October 15, 2000. If, however, the merger is not completed or Dynamic Homes disputes a stockholder's right to dissent, Dynamic Homes will not send to the stockholder the fair value of such stockholder's share or the additional information listed above.

ACCEPTANCE OR SETTLEMENT OF DEMAND

         If the dissenting stockholder believes that the amount remitted by Dynamic Homes is less than the fair value of the holder's shares, plus interest, if any, the stockholder must give written notice to Dynamic Homes of such holder's own estimate of the fair value of the shares, plus interest, if any, within 30 days after the mailing date of the remittance and demand payment of the difference. The notice must be given at the executive offices of Dynamic Homes at the address set forth above. A stockholder who fails to give written notice within this time period is entitled only to the amount remitted by Dynamic Homes.

         Within 60 days after receipt of a demand for supplemental payment, Dynamic Homes must either (1) pay the stockholder the amount demanded or agreed to by the stockholder after discussion with Dynamic Homes, or (2) petition a court in Becker County, Minnesota for the determination of the fair value of the shares, plus interest, if any. Upon payment of the agreed value, the dissenting stockholder will cease to have any interest in Dynamic Homes. Dynamic Homes has no current intention of offering to pay more than $2.55 per share in respect of any dissenting stockholder's shares.

COURT DETERMINATION

         If, within the 60 days after the receipt of demand for supplemental payment, any one or more of the dissenting stockholders and Dynamic Homes do not agree on the fair value of the shares, then Dynamic Homes must file a petition with the court to obtain a judicial finding and determination of the fair value of the dissenting stockholder's shares of Dynamic Homes common stock. The petition must name as parties all stockholders who have demanded supplemental payment and have not reached an agreement with Dynamic Homes.

         The court, after determining that the stockholder or stockholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by Dynamic Homes or a dissenting stockholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all stockholders of Dynamic Homes who properly exercised dissenters' rights and did not agree with Dynamic Homes as to the fair value of the shares and may be less than, equal to or more than the merger consideration. Dissenting stockholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the stockholders by Dynamic Homes. The stockholders shall not be liable to Dynamic Homes for any amounts paid by Dynamic Homes which exceed the fair value of the shares as determined by the court, plus interest.

         The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against Dynamic Homes, except that the court may, in its discretion, assess part or all of those costs and expenses against any stockholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting stockholders out of the amount, if any, awarded to such stockholders. The court may assess fees and expenses of experts or attorneys against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding and also may award fees and expenses of experts or attorneys against Dynamic Homes if Dynamic Homes fails to comply substantially with Section 302A.473.

         Stockholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

         Under Section 302A.471 a stockholder of Dynamic Homes has no right at law or equity to set aside the adoption of the Merger Agreement or the consummation of the merger, unless such stockholder can establish that adoption or consummation was fraudulent with respect to such stockholder or Dynamic Homes.

         Any holder who fails to comply fully with the statutory procedures summarized above within the time periods specified above will forfeit his or her rights of dissent and will receive the cash and/or stock consideration payable in the merger for his or her shares, which may be more or less than or equal to the fair value of the shares determined under section 302A.473.

                    MARKET PRICE OF DYNAMIC HOMES COMMON STOCK

         Dynamic Homes common stock is quoted on the NASDAQ Small-Cap System under the symbol "DYHM." The following table sets forth, for the periods indicated, the high and low sales prices per share for Dynamic Homes common stock as reported on the NASDAQ Small-Cap System.

                                     High            Low
                                   --------        -------
       1998
         First Quarter             $ 2 7/16        $ 1 3/4
         Second Quarter              2 1/16          1 3/4
         Third Quarter               2 1/4           1 9/16
         Fourth Quarter              1 7/8           1 7/16
       1999
         First Quarter             $ 1 7/8         $ 1 3/8
         Second Quarter              1 11/16         1 1/4
         Third Quarter               1 11/16         1 5/16
         Fourth Quarter              1 5/8           1 1/16
       2000
         First Quarter             $ 2 1/8         $ 1 5/32
         Second Quarter              2 3/16          1 5/16
         Third Quarter               2 11/32         2 3/16

         The closing market price per share of Dynamic Homes common stock on June 20, 2000, which was the last full trading day immediately preceding the public announcement of the proposed merger, was $1.94. On October __, 2000, which is the latest practicable date prior to the printing of this proxy statement, the closing price for Dynamic Homes common stock was $_____.

         As of October 2, 2000, there were 2,240,850 shares of Dynamic Homes common stock outstanding, held by approximately 362 stockholders of record of Dynamic Homes common stock. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

         Dynamic Homes has never paid any cash dividends on its common stock, nor does it have any intention of doing so in the near future.

                     BENEFICIAL OWNERSHIP OF MANAGEMENT AND
                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of October 2, 2000, information relating to the beneficial ownership of Dynamic Homes' common stock by (a) each person known by Dynamic Homes to be the beneficial owner of more than five percent (5%) of the outstanding shares of Dynamic Homes common stock, (b) each executive officer, (c) each director, and (d) all executive officers and directors as a group. As of October 2, 2000, 2,240,850 shares of the Dynamic Homes' common stock were outstanding. Unless otherwise indicated, all persons named as beneficial owners of common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

        Name and                        No. of                Approximate
        Address                     Shares Owned(1)       Percentage Owned(1)
        -------                     ---------------       -------------------

D. Raymond Madison                     634,692(2)                28.32
2116 Spruce Drive
Brainerd, MN 56401

Clyde R. Lund, Jr.                      64,774                    2.86
31338 Cty. Hwy. 64
Frazee, MN 56544

Israel Mirviss                          50,000                    2.21
7300 Metro Blvd.
Suite #500
Minneapolis, MN 55439

Ronald L. Gustafson                     50,300                    2.22
4 White Birch Drive
Superior, WI 54880

Peter K. Pichetti                       30,000                    1.32
8039 East Spirit Cove Dr.
Tower, MN 55790

Lance G. Morgan                              0                       0
P.O. Box 390
Winnebago, NE 68071

All directors and                      206,074                    8.78
executive officers
as a group (7 persons)

HCI Investment                         241,750(3)                10.79
Company
One St. Augustine Dr.
Hwy. 77
Winnebago, NE 68071

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date beneficial ownership is determined, upon the exercise of warrants or options. Each beneficial owner's percentage ownership is based upon 2,240,850 shares of Dynamic Homes Common Stock issued and outstanding as of October 2, 2000, and is determined by assuming options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of October 2, 2000, have been exercised. Amounts include shares of Common Stock subject to presently exercisable stock options held by the following: 25,000 each by Clyde R. Lund, Jr., Israel Mirviss, Ronald L. Gustafson, Peter K. Pichetti and 50,000 by D. Raymond Madison, and by all directors and officers as a group 105,000 shares.

(2) Mr. Madison and his wife share voting and investment power with respect to 86,309 shares of those shown on the table.

(3) Information as identified in Schedule 13D as filed by HCI Investment Company with SEC on December 15, 1997 and 13D/A filed on March 3, 1999.

INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company as of December 31, 1999, and December 31, 1998, and for each of the years in the two-year period ended December 31, 1999, incorporated by reference in this proxy statement, have been audited by Eide Bailly LLP, independent public accountants. The Board of Directors of the Company has appointed Eide Bailly LLP as independent auditors for the Company for the year ending December 31, 2000.

INFORMATION INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed by the Company with the Commission, are incorporated by reference into this proxy statement.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Copies of the documents (without exhibits) incorporated by reference in this proxy statement are available without charge upon written or oral request from Scott Lindemann, Chief Executive Officer of Dynamic Homes, 525 Roosevelt Avenue, Detroit Lakes, MN 56402. To obtain timely delivery, requests for copies should be made no later than November 14, 2000 (five business days before the date of the Special Meeting).

AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at Room 1024, 450 Fifth Street NW, Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington, D.C. address at prescribed rates. The Commission also maintains a web site address, http://www.sec.gov. The Company's common stock is quoted and traded on the NASDAQ and such reports, proxy statements and other information may be inspected at the offices of NASDAQ Operations, 1735 K Street N.W., Washington, D.C. 20006.

ADDITIONAL INFORMATION

         This proxy statement contains information disclosed pursuant to Rule 13e-3 under the Exchange Act, which governs so-called "going private" transactions by certain issuers and their affiliates. Dynamic LLC and the Company are filing a Rule 13e-3 Transaction Statement ("Schedule 13E-3") with the Commission to furnish information with respect to the transactions described herein. This proxy statement does not contain all of the information set forth in the Schedule 13E-3, parts of which are omitted in accordance with the regulations of the Commission. The Schedule 13E-3, and any amendments thereto, including exhibits filed as part thereof, will be available for inspection and copying at the offices of the Commission as set forth above.

                                  OTHER MATTERS

         You should rely only on the information contained in this proxy statement to vote your shares at the meeting. Dynamic Homes has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October ___, 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to stockholders is not intended to create any implication to the contrary.

         In order to be considered for inclusion in the proxy statement for the next annual meeting, if any, of stockholders of Dynamic Homes, any stockholder proposal intended to be presented at the meeting must be received by Dynamic Homes on or before ___________, 2000. The annual meeting will be held only if the merger is not consummated.

         The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS



Detroit Lakes, Minnesota               -------------------------
October ____, 2000                     Chief Executive Officer

                                   APPENDIX A


                                    AGREEMENT
                               AND PLAN OF MERGER
                                  BY AND AMONG
                               DYNAMIC HOMES, LLC,
                           DYNAMIC ACQUISITIONS, INC.
                                       AND
                               DYNAMIC HOMES, INC.







                                 --------------
                               September 25, 2000
                                 --------------



                                                 TABLE OF CONTENTS


ARTICLE I

         THE MERGER...............................................................................................1
         1.1.     The Merger......................................................................................1
         1.2.     Effect of Merger................................................................................1
         1.3.     Effective Time..................................................................................2
         1.4.     Articles of Incorporation; Bylaws...............................................................2
         1.5.     Directors and Officers..........................................................................2
         1.6.     Taking of Necessary Action; Further Action......................................................2
         1.7.     The Closing.....................................................................................2

ARTICLE II

         CONVERSION OF SECURITIES.................................................................................3
         2.1.     Conversion of Securities........................................................................3
         2.2.     Stock Options...................................................................................3
         2.3.     Intentionally omitted...........................................................................4
         2.4.     Dissenting Shares...............................................................................4
         2.5.     Exchange of Certificates........................................................................4

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................6
         3.1.     Organization and Qualification..................................................................6
         3.2.     Capital Stock of Subsidiaries...................................................................6
         3.3.     Capitalization..................................................................................7
         3.4.     Authority Relative to this Agreement............................................................7
         3.5.     No Conflict; Required Filings and Consents......................................................8
         3.6.     SEC Filings; Financial Statements...............................................................8
         3.7.     Absence of Changes or Events....................................................................9
         3.8.     Absence of Certain Developments................................................................10
         3.9.     Litigation.....................................................................................10
         3.10.    Title to Properties............................................................................10
         3.11.    Certain Contracts..............................................................................10
         3.12.    Compliance with Law............................................................................11
         3.13.    Intellectual Property Rights; Year 2000........................................................12
         3.14.    Taxes..........................................................................................13
         3.15.    Employees......................................................................................15
         3.16.    Employee Benefit Plans.........................................................................15
         3.17.    Environmental Matters..........................................................................18
         3.18.    Insurance......................................................................................19
         3.19.    Anti-Bribery Compliance........................................................................19
         3.20.    Export Control Laws............................................................................19
         3.21.   Finders or Brokers..............................................................................19
         3.22.    Board Recommendation...........................................................................19






         3.23.    Vote Required..................................................................................19
         3.24.    Intentionally omitted..........................................................................20
         3.25.    State Takeover Statutes........................................................................20

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT.................................................20
         4.1.     Organization and Qualification.................................................................20
         4.2.     Authority Relative to this Agreement...........................................................20
         4.3.     No Conflicts; Required Filings and Consents....................................................21
         4.4.     Funds..........................................................................................21

ARTICLE V

         COVENANTS AND AGREEMENTS ...............................................................................21
         5.1.     Conduct of Business of the Company Pending the Merger..........................................21
         5.2.     Preparation of Proxy Statement.................................................................24
         5.3      Meeting of Stockholders........................................................................25
         5.4.     Additional Agreements, Cooperation.............................................................25
         5.5.     Publicity......................................................................................25
         5.6.     No Solicitation................................................................................26
         5.7.     Access to Information..........................................................................27
         5.8.     Notification of Certain Matters................................................................27
         5.9.     Resignation of Officers and Directors..........................................................28
         5.10     Intentionally omitted..........................................................................28
         5.11.    Stockholder Litigation.........................................................................28
         5.12.    Intentionally omitted..........................................................................28
         5.13.    Determination of Optionholders.................................................................28
         5.14.    Preparation of Tax Returns.....................................................................28
         5.15.    SEC Filings; Compliance........................................................................29

ARTICLE VI

         CONDITIONS TO CLOSING...................................................................................29
         6.1.     Conditions to Each Party's Obligation to Effect the Merger.....................................29
         6.2.     Conditions to Obligations of Parent............................................................29
         6.3.     Conditions to Obligations of the Company.......................................................31

ARTICLE VII

         TERMINATION.............................................................................................31
         7.1.     Termination....................................................................................31
         7.2.     Effect of Termination..........................................................................33
         7.3.     Fees and Expenses..............................................................................33






ARTICLE VIII

         MISCELLANEOUS...........................................................................................34
         8.1.     Nonsurvival of Representations and Warranties..................................................34
         8.2.     Waiver.........................................................................................34
         8.3.     Notices........................................................................................34
         8.4.     Counterparts...................................................................................35
         8.5.     Interpretation.................................................................................35
         8.6.     Amendment......................................................................................36
         8.7.     No Third Party Beneficiaries...................................................................36
         8.8.     Governing Law..................................................................................36
         8.9.     Entire Agreement...............................................................................36
         8.10.    Validity.......................................................................................36



                                    EXHIBITS


EXHIBITS

A        Articles and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated
September 25, 2000, is made and entered into by and among Dynamic Homes, LLC, a Minnesota limited liability company ("Parent"), Dynamic Acquisitions, Inc., a Minnesota corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Dynamic Homes Inc., a Minnesota corporation (the "Company"). Merger Sub and the Company are sometimes collectively referred to as the "Constituent Corporations."

         WITNESSETH:

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that Merger Sub be merged with and into the Company in accordance with the Minnesota Business Corporations Act (the "MBCA") and the terms of this Agreement, pursuant to which the Company will be the surviving corporation and will be a wholly owned subsidiary of Parent (the "Merger"); and

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:



                                    ARTICLE I

                                   THE MERGER

         1.1. The Merger. At the Effective Time (as defined in Section 1.3 hereof), subject to the terms and conditions of this Agreement and the Articles and Plan of Merger (as defined in Section 1.3 hereof), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2. Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles and Plan of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

         1.3. Effective Time. Subject to the terms and conditions of this Agreement, the parties hereto will cause a copy of the Articles and Plan of Merger, substantially in the form attached hereto as EXHIBIT A (the "Articles and Plan of Merger") to be executed, delivered and filed with the Secretary of State of the State of Minnesota in accordance with the applicable provisions of the MBCA at the time of the Closing (as defined in Section 1.7 hereof). The Merger shall become effective upon filing of the Articles and Plan of Merger with the Secretary of State of the State of Minnesota or at such later time as may be agreed to by the parties and set forth in the Articles and Plan of Merger. The time of effectiveness is herein referred to as the "Effective Time." The day on which the Effective Time shall occur is herein referred to as the "Effective Date."

         1.4. Articles of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, as amended and as set forth in an exhibit to the Articles and Plan of Merger.

         From and after the Effective Time and until further amended in accordance with law, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         1.5. Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Sub immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Sub immediately prior to the Effective Time . Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and the Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         1.6. Taking of Necessary Action; Further Action. Parent, Merger Sub and the Company, respectively, shall each use their best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the MBCA at the time specified in Section 1.3 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

         1.7. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Johnson, Killen & Seiler, P.A., 230 West Superior Street, Suite 811, Duluth, Minnesota, or Lommen, Nelson , Cole & Stageberg, P.A., 1800 IDS

Center, 80 South 8th Street, Minneapolis, Minnesota as the parties agree within seven business days after the date on which the last of the conditions set forth in Article VI shall have been satisfied or waived, or at such other place and on such other date as is mutually agreeable to Parent and the Company (the "Closing Date"). The Closing will be effective as of the Effective Time.



                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of any shares of Company Common Stock (defined below) or the holder of any options, warrants or other rights to acquire or receive shares of Company Common Stock, the following shall occur:

         (a) Conversion of Company Common Stock. At the Effective Time, each share of common stock, par value $.10 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) hereof or any Dissenting Shares (as defined in Section 2.4 hereof)) will be canceled and extinguished and be converted automatically into the right to receive an amount of cash equal to the Per Share Amount (as defined in Section 2.1(e)(i) hereof), without interest thereon, upon surrender of the certificate formerly representing such share.

         (b) Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.10 par value, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (d) Per Share Amount. The "Per Share Amount" shall be equal to $2.55.

         2.2. Stock Options.

         (a) On or before the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Option"), whether vested or unvested, exercisable or not exercisable, shall be deemed to have been exercised by the holder thereof, whereupon all such holders of each Company Option shall be entitled to a cash payment at the Effective Time in an amount equal to the difference between the Per Share Amount and the exercise price of each such Company Option.

         (b) At the Effective Time, each Company Option will be canceled and extinguished and be converted automatically into the right to receive the amount of cash provided for in Section 2.2(a) hereof, without interest thereon, upon surrender of the Company Option to the Parent.

         2.3.     Intentionally omitted.

         2.4.     Dissenting Shares.

         (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for appraisal of such shares in the manner provided in Sections 302A.471 and 302A.473 of the MBCA and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Per Share Amount pursuant to Section 2.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by Sections 302A.471 and 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA shall receive payment therefor from the Surviving Corporation in accordance with the MBCA; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Sections 302A.471 and 302A.473 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Per Share Amount as provided in Section 2.1 hereof.

         2.5.     Exchange of Certificates.

         (a) Prior to the Effective Time, Parent shall designate a commercial bank, trust company or other financial institution, which may include Company's stock transfer agent, to act as disbursement agent ("Disbursement Agent") in the Merger.

         (b) Promptly after the Effective Time, Parent shall make available to the Disbursement Agent for exchange in accordance with this Article II, cash in an amount sufficient to permit payment of the aggregate Per Share Amount pursuant to Section 2.1 hereof (the "Exchange Fund").

         (c) Promptly, and in any event no later than five business days after the Effective Time, the Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company

Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursement Agent, and shall be in such form and have such other provisions as Parent may reasonably specify and which shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Amount. Upon surrender of a Certificate for cancellation to the Disbursement Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange a check representing the Per Share Amount in accordance with Section 2.1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5, each Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Per Share Amount, if any, multiplied by the number of shares of Company Common Stock such certificate represented.

         (d) None of Parent, the Surviving Corporation or the Disbursement Agent shall be liable to any holder of shares of Company Common Stock for any amount properly delivered to a public official in compliance with any abandoned property, escheat or similar law.

         (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company, except in favor of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law.

         (f) Subject to any applicable escheat or similar laws, any portion of the Exchange Fund that remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered by the Disbursement Agent to Parent, upon demand of Parent, and any former stockholders and optionholders of the Company shall thereafter look only to Parent for satisfaction of their claim for cash in exchange for their shares of Company Common Stock pursuant to the terms of Section 2.1 hereof and 2.2.

         (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to the Disbursement Agent, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as the Disbursement Agent may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Disbursement Agent and Parent with respect to the Certificate alleged to be lost, stolen or destroyed), the Disbursement Agent will deliver to such person the amount as may be required pursuant to Section 2.1 hereof.

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Merger Sub and Parent that the statements contained in this Article III are true and correct, except as set forth in the letter delivered by the Company to Merger Sub on the date hereof (the "Company Disclosure Letter") (which Company Disclosure Letter sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply):

         3.1. Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is a company (or similar entity with corporate characteristics including limited liability of stockholders or other owners) duly organized, validly existing, duly registered and, if applicable, in good standing under the laws of the jurisdiction of its organization and each such entity has all requisite corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have, or would not reasonably be expected to have, a Company Material Adverse Effect (as defined below). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or other applicable charter document (any such document of any business entity hereinafter referred to as its "Charter Document") or its Bylaws, or other applicable governing document (any such documents of any business entity hereinafter referred to as its "Governing Document"). The Company has made available to Parent accurate and complete copies of the respective Charter Documents and Governing Documents, as currently in effect, of each of the Company and its Subsidiaries. As used in this Agreement, the term "Company Material Adverse Effect" means any change, effect, event or condition that (i) has a material adverse effect on the assets, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (other than any such change, effect, event or condition that arises from changes in general economic conditions or conditions affecting the Company's industry generally, or such changes, effects, events or conditions resulting from the consummation of the transactions contemplated hereby); or (ii) would prevent or materially delay the Company's ability to consummate the transactions contemplated hereby. As used in this Agreement, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

         3.2. Capital Stock of Subsidiaries. Neither the Company nor any of its Subsidiaries owns, controls or holds with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share capital, capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity, except for the Subsidiaries described in the Company SEC Reports (as defined in Section 3.6(a) hereof) or listed in Section 3.2 of the Company Disclosure Letter, and except for ownership of securities in any publicly traded company held for investment by the Company or any of its Subsidiaries and comprising less than five percent of the outstanding stock of such company. Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company is directly or indirectly the registered, record and beneficial owner of all of the outstanding share capital or shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of its Subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such Subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, share capital or shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any such Subsidiary is bound to issue, transfer or sell any share capital or shares of such capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 3.2 of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien, pledge, security interest or other encumbrance of any kind (collectively "Liens") with respect thereto.

         3.3. Capitalization. The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock . As of the close of business on June 30, 2000 (the "Company Measurement Date"), (a) 2,240,850 shares of Company Common Stock were issued and outstanding, (c) the Company had 43,080 shares of Company Common Stock held in its treasury, (d) in excess of 205,000 shares of Company Common Stock were reserved for issuance under Company Options,
(e) Company Options to purchase 205,000 shares of Company Common Stock in the aggregate had been granted and remained outstanding under Company Options, (f) no warrants to purchase shares of Company Common Stock were outstanding and (g) except for the Company Options, there were no outstanding Rights (defined below). Since the Company Measurement Date, no additional shares in the Company have been issued, except pursuant to the exercise of Company Options outstanding at the Company Measurement Date, and no Rights have been granted. Except as described in the preceding sentence or as set forth in Section 3.3 of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote on any matter on which any stockholder of the Company has a right to vote. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 3.3 of the Company Disclosure Letter, there are not as of the date hereof any existing options, warrants, stock appreciation rights, stock issuance rights, calls, subscriptions, convertible securities or other rights which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares in the capital of the Company or any of its Subsidiaries (collectively, "Rights"). As of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, reprice, redeem or otherwise acquire any shares of the capital of the Company or any of its Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company to vote or to dispose of any shares in the capital of any of its Subsidiaries.

         3.4. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and, subject to obtaining the necessary approval of its stockholders, to consummate the Merger and the other transactions contemplated hereby under applicable law. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company by and through that certain Special Committee appointed by the Board of Directors of the Company to act in its stead in connection with the transactions contemplated herein (hereinafter the "Board of Directors" or "Company Board" or "Special Committee") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than approval by the Company's stockholders required by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

         3.5.     No Conflict; Required Filings and Consents.

         (a) Neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (x) their respective Charter Documents or Governing Documents, (y) any note, bond, charge, lien, pledge, mortgage, indenture or deed of trust to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) (y)and (z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.6.     SEC Filings; Financial Statements.

            (a) The Company has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1999 to the date hereof (collectively, as supplemented and amended since the time of filing, the "Company SEC Reports") with the SEC. The Company SEC Reports (i)were prepared in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act, as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Company SEC Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any report, form or other document with the SEC.

         (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included or incorporated by reference in such Company SEC Reports (collectively, the "Financial Statements")have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for footnotes and normal year-end adjustments).

         (c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be disclosed under United States generally accepted accounting principles, except (i) as set forth in the Company SEC Reports or in Section 3.6(c) of the Company Disclosure Letter, (ii) the liabilities recorded on the Company's consolidated balance sheet at June 30, 2000 (the "Balance Sheet") included in the financial statements referred in
Section 3.6(a) hereof and the notes thereto, (iii) liabilities or obligations incurred since June 30, 2000 (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (iv) liabilities that would not be required by United States generally accepted accounting principles to be disclosed in financial statements or in the notes thereto and that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.7. Absence of Changes or Events. Except as set forth in Section 3.7 of the Company Disclosure Letter or in the Company SEC Reports, since June 30, 2000 through the date of this Agreement, the Company and its Subsidiaries have not incurred any liability or obligation that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, and there has not been any change in the business, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         3.8. Absence of Certain Developments. Except as disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Letter, since June 30, 2000, the Company has not taken any of the actions set forth in Section 5.1 hereof.

         3.9. Litigation. Except as disclosed in the Company SEC Reports or as set forth in Section 3.9 of the Company Disclosure Letter, there is no (a) claim, action, suit or proceeding pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or relating to the Company or any of its Subsidiaries before any Governmental Entity, or (b) outstanding judgment, order, writ, injunction or decree (collectively, "Orders"), or application, request or motion therefor, of any Governmental Entity in a proceeding to which the Company, any Subsidiary of the Company or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in default in any material respect with respect to any such Order.

         3.10. Title to Properties. Except as set forth in Section 3.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any real property. The Company has heretofore made available to Parent correct and complete copies of all leases, subleases and other agreements (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including without limitation all modifications, amendments and supplements thereto. Except in each case where the failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or except as otherwise set forth in Section 3.10 of the Company Disclosure Letter, (i) the Company or one of its Subsidiaries has a valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens except liens of record and each Real Property Lease is in full force and effect, (ii) all rent and other sums and charges due and payable by the Company or its Subsidiaries as tenants thereunder are current in all material respects, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Knowledge of the Company or any such Subsidiary, the landlord, exists under any Real Property Lease, (iv) the Company or one of its Subsidiaries is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease and applicable law, and (v) the Company and its Subsidiaries own outright all of the property (except for leased property or assets for which it has a valid and enforceable right to use) which is reflected on the Balance Sheet, except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice and except for liens of record. The plant, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to ordinary wear and tear, and, subject to normal maintenance, are available for use.

         3.11. Certain Contracts. Neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment required to be filed as an exhibit to the Company SEC Reports (including any agreements, contracts or commitments entered into since June 30, 2000 that will be required to be filed by the Company with the SEC in any report), (ii) any agreements, contracts or commitments with manufacturers, suppliers, sales representatives, distributors, OEM strategic partners or customers of the Company pursuant to which the Company recognized revenues or payments in excess of $25,000 for the twelve-month period ended December 25, 1999, or (iii) any agreements, contracts or commitments containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person (as defined in Section 8.5 hereof), or that include any exclusivity provision or involve any restriction on the geographic area in which the Company or any of its Subsidiaries may carry on its business (collectively, "Company Material Contracts"), in such a manner as, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Letter lists each Company Material Contract described in clauses (ii) and (iii) of the preceding sentence. Each Company Material Contract that has not expired by its terms is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure of such Company Material Contract to be in full force and effect or to be legal, valid, binding or enforceable against the Company and/or its Subsidiaries has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.11 of the Company Disclosure Letter, no consent, approval, waiver or authorization of, or notice to any Person is needed in order that each such Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger and the other transactions contemplated by this Agreement.

         3.12. Compliance with Law. Except as disclosed in Section 3.12 of the Company Disclosure Letter, all activities of the Company and its Subsidiaries have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state, provincial and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, Orders and other similar items of any court or other Governmental Entity or any nongovernmental self- regulatory agency, and no notice has been received by the Company or any Subsidiary of any claims filed against the Company or any Subsidiary alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in any Company SEC Report or any New SEC Report (as defined in Section 5.15 hereof). The Company Options have been duly authorized, approved and operated in compliance in all material respects with all applicable securities, corporate and other laws of each jurisdiction in which participants of such Company Options are located. The Company and its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted (including, but not limited to, permits issued under or pursuant to the Communications Act or the rules or regulations of the Federal Communications Commission), except for such permits, licenses and franchises the absence of which has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.13.    Intellectual Property Rights; Year 2000.

         (a) The Company and its Subsidiaries own, or are validly licensed or otherwise possess legally enforceable and, except for limitations arising under a license or similar agreement governing the Company's or a Subsidiary's rights therein, unencumbered rights to use, all patents, trademarks, trade names, service marks, domain names and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks, domain names and copyrights, and all database rights, net lists, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or necessary with respect to the production, marketing and/or sale of products currently under development by the Company, except for such rights the absence of which would not be reasonably expected to have a Company Material Adverse Effect (the "Company Intellectual Property Rights"). The Company and its Subsidiaries have taken all action reasonably necessary to protect the Company Intellectual Property Rights which is customary in the industry, including without limitation, use of reasonable secrecy measures to protect the trade secrets included in the Company Intellectual Property Rights.

         (b) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets ("Company Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries, the breach of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter, under the caption referencing this Section 3.13, lists all royalties, license fees, sublicense fees or similar obligations involving aggregate annual payments by the Company or any Subsidiary in excess of $5,000.00 for any Company Third Party Intellectual Property Rights that are used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries.

         (c) All patents, registered trademarks, service marks, domain names and copyrights which are held by the Company or any of its Subsidiaries, the loss or invalidity of which would reasonably be expected to cause a Company Material Adverse Effect, are valid and subsisting. The Company (i) has not, since January 1, 2000, been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement or misappropriation of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party (nor are there any suits, actions or proceedings that arose prior to such date that remain outstanding and unresolved); and (ii) has no Knowledge that the manufacturing, marketing, licensing or sale of its products or services infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, misappropriation or conflict in the cases of clause (i) and
(ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person has interfered with, infringed upon, or otherwise come into conflict with any Company Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries which has or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (d) No employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to an agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material.

         (e) The Company and its Subsidiaries have experienced no material disruption or interruption of their business or operations as a result of or related to any of their information systems, data processing and other hardware, software and other systems, facilities, programs and procedures used or sold by the Company or any of its Subsidiaries (collectively, "Information Systems") failing to be Y2K Compliant. "Y2K Compliant" means, with respect to any Information System, that such Information System (i) handles date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operates accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) responds to and processes two-digit year input without creating any ambiguity as to the century; and (iv) stores and provides date input information without creating any ambiguity as to the century, in each case without utilizing bridges, gateways and the like while still preserving the level of functionality, usability, reliability, efficiency, performance and accessibility of such data and associated programs as existed prior to any modification to such Information System and its constituent elements to make the same Y2K Compliant.

         3.14.    Taxes.

         (a) "Tax" or "Taxes" shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors for any jurisdiction in which the Company or any of its Subsidiaries does business (to the extent required under applicable Tax law), together with all interest, penalties and additions imposed with respect to such amounts.

         (b) Except as set forth in Section 3.14 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

         (i) the Company and its Subsidiaries have prepared and timely filed with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed on or before the Effective Time (collectively "Returns"), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its Subsidiaries; (ii) all Taxes of the Company and its Subsidiaries shown on such Returns or otherwise known by the Company to be due or payable for any period ending on, ending on and including, or ending prior to the Effective Time, have been timely paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings or which are adequately reserved for in accordance with generally accepted accounting principles and reflected, in a manner consistent with past practice, on the Company's books as an accrued Tax liability, either current or deferred; (iii) all deficiencies resulting from Tax examinations of income, sales and franchise and all other material Returns filed by the Company and its Subsidiaries in any jurisdiction in which such Returns are required to be so filed have either been paid or are being contested in good faith by appropriate proceedings; (iv) no deficiency has been asserted against the Company or any of its Subsidiaries which has not been satisfied or otherwise resolved, and no examination of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Return has been requested, which Return has not since been filed; (vi) all Returns filed by the Company and its Subsidiaries are correct and complete or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete; (vii) to the Knowledge of the Company, no Tax liens have been filed with respect to any Taxes; (viii) neither the Company nor any of its Subsidiaries have made, and none will make, any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period; (ix) the Company and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (x) the Company and its Subsidiaries are not parties to any Tax sharing or Tax matters agreement; (xi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable to suffer any recapture, clawback or withdrawal of any relief or exemption from Tax howsoever arising (including the entering into and the consummation of the Merger), and whether by virtue of any act or omission by the Company or any of its Subsidiaries or by any other person or persons; and (xii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable to be assessed for or made accountable for any Tax for which any other person or persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Merger or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other person or persons.

         (c) The Company and its Subsidiaries are not parties to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any "excess parachute payments" within the meaning of

Section 280G of the Code by reason of the Merger or (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code.

         3.15. Employees. Except as set forth in Section 3.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, arrangement or labor contract with a labor union or labor organization, whether formal or otherwise. The Company Disclosure Letter, under the caption referencing this Section 3.15, lists all employment, severance and change of control agreements (or any other agreements that may result in the acceleration of the exercisability of outstanding options) of the Company or its Subsidiaries. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws (including, without limitation, all applicable extension orders) respecting employment and employment practices, terms and conditions of employment, equal opportunity, anti-discrimination laws, and wages and hours. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of the Company or any of its Subsidiaries, any unfair labor practice complaints, labor disturbances or other controversies respecting employment which are pending or threatened which, if they actually occurred, would materially disrupt the operations of the Company or its Subsidiaries) against the Company or any of its Subsidiaries.

         3.16.    Employee Benefit Plans.

         (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company for the benefit of present or former United States employees or with respect to which the Company otherwise has current or potential liability, including, but not limited to, Plans which have been terminated but with respect to which the Company has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness, accident, or cafeteria plan benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits or
(iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). The Company Disclosure Letter, under the caption referencing this
Section 3.16(a), sets forth all Plans by name and brief description identifying:
(i) the type of Plan, including a specific reference to any Plan which provides benefits (or increased benefits or vesting) as a result of a change in control of the Company, (ii) the funding arrangements for the Plan, (iii) the sponsorship of the Plan and (iv) the participating employers in the Plan.

         (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply with all material requirements of ERISA and the Code. With respect to the Plans, except as set forth in Section 3.16 of the Company Disclosure Letter (i) all required contributions which are due have been made and any accrual required by generally accepted accounting principles has been made on the books and records of the

Company for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and
(iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) except for such items which have not or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as otherwise disclosed in the Company Disclosure Letter under the caption referencing this Section 3.16(b), all benefits under the Plans (other than Code Section 125 cafeteria plans) are payable either through a fully-funded trust or an insurance contract and no welfare benefit Plan (as defined in Section 3(1) of ERISA) is self-funded. Except as otherwise disclosed in the Company Disclosure Letter under the caption referencing this
Section 3.16(b), no qualified retirement plans sponsored by the Company are invested in stock of the Company.

         (c) Parent has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company from the Internal Revenue Service (the "IRS") regarding the Plans, the termination of any Plan, and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) the most recent financial statements for the Plans, if any; (iv) the most recently prepared actuarial valuation reports, if any; (v) current summary plan descriptions; (vi) annual returns/reports on Form 5500 and summary annual reports for the most recent plan year, and (vii) any filings (other than Forms 5500) with the IRS or the Department of Labor ("DOL") within the last five years preceding the date of this Agreement with respect to the Plans. To the Knowledge of the Company, nothing has occurred that could materially adversely affect the qualification of the Plans and their related trusts.

         (d) Except as set forth in Section 3.16 of the Company Disclosure Letter, the Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

         (e) The Company has no actual or potential liability for death, or medical or dental benefits after separation from employment, other than (i) death benefits under the Plans (whether or not subject to ERISA) set forth in
Section 3.16 of the Company Disclosure Letter and (ii) health care continuation benefits described in Section 4980B of the Code.

         (f) Neither the Company nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Parent or any of their respective directors, officers or employees to any liability under ERISA or any applicable law except for such breaches which have not or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (g) Except as set forth in Section 3.16 of the Company Disclosure Letter, there are no other trades or businesses, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Code Sections 414(b), (c) or (m).

         (h) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject the Company, Parent or any of their respective directors, officers or employees to any liability or Tax imposed by the IRS or DOL in connection with any Plan. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve.

         (i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the Knowledge of the Company, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan.

         (j) There are no leased employees, as defined in Section 414(n) of the Code, providing services to the Company, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

         (k) Except as set forth in Section 3.16 of the Company Disclosure Letter, each Plan may be terminated directly or indirectly by the Company, in its sole discretion, at any time before or after the Effective Date in accordance with its terms, without causing the Parent or the Company to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Effective Date, except for liabilities to, and the rights of, the employees thereunder accrued prior to the Effective Date, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

         (l) "Foreign Plan" means every plan, fund, contract program and arrangement (whether written or not) which is maintained or contributed to by the Company or an affiliate for the benefit of present or former employees working outside of the United States or with respect to which the Company or an affiliate otherwise has current or potential liability for such current or former employees that is not subject to the laws of the United States. Foreign Plan may include plans that also benefit United States employees and include any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers compensation, life insurance, death, disability, legal services, severance, sickness, or accident benefits; (ii) pension, profit sharing, retirement, supplemental retirement or deferred compensation benefits; (iii) bonus, incentive compensation, stock option, stock appreciation rights, phantom stock or stock purchase benefits, change in control benefits; or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits. Section 3.16 of the Company Disclosure Letter sets forth all Foreign Plans by name and provides a brief description for each plan. Except as described in Section 3.16 of the Company Disclosure Letter, no condition, agreement or plan provision limits the right of the Company or an affiliate to amend, cut back or terminate any Foreign Plan, nor will the transaction contemplated by this Agreement limit the right of the Company or an affiliate or the Parent to amend, cut back or terminate any Foreign Plan and none of the benefits under a Foreign Plan have been materially augmented. Either as a matter of law or to obtain the intended tax treatment and tax benefits, the Foreign Plans have at all times complied with and been duly administered in accordance with all applicable laws and regulations and requirements having force of law and in accordance with their terms except for such matters which have not or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are not in respect of any Foreign Plan or the benefits thereunder any actions, suits or claims pending or, to the Knowledge of the Company, threatened other than routine claims for benefits. Neither the Company nor any of its affiliates have received any notice or directive that it has not complied with all material provisions of the Foreign Plans applicable to it and has no Knowledge of any reason why the tax exempt (or favored) status, if any of the Foreign Plans might be withdrawn.

         3.17.    Environmental Matters.

         (a) The Company and its Subsidiaries (i) have been in compliance and are presently complying with all applicable health, safety and Environmental Laws (defined below), and (ii) have obtained all material permits, licenses and authorizations which are required under all applicable health, safety and Environmental Laws and are in compliance in all material respects with such permits, licenses and authorizations, except in each case for such failure to comply or to obtain permits, licenses or authorizations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, (i) none of the Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Materials in quantities which require investigation or remediation under Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination, and (iii) there is no environmental matter which could reasonably be expected to expose the Company or any of its Subsidiaries to a claim to clean-up any Hazardous Materials or otherwise to remedy any pollution or damage at any of the properties utilized in the Company's business under any Environmental Laws.

         (b) For purposes of this Agreement, the term (i) "Environmental Laws" means all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement), and (ii) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any United States federal, state, provincial, local or other foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company or any of its Subsidiaries to any imposition of costs or liability under any Environmental Law.

         3.18. Insurance. The Company has made available to Parent copies of all material policies of insurance and bonds in force on the date hereof covering the businesses, properties and assets of the Company and its Subsidiaries, and all such policies are currently in effect and all premiums with respect thereto have been duly paid to date. Except as disclosed in Section 3.18 of the Company Disclosure Letter, there are no claims outstanding under any insurance policy which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has failed to give any notice or to present any such claim with respect to its business under any such policy in due and timely fashion which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.19. Anti-Bribery Compliance. Neither the Company nor any of its Subsidiaries (nor any person representing the Company or any of its Subsidiaries) has at any time during the last five years (a) made any payment in violation of the Foreign Corrupt Practices Act, the OECD Convention or similar laws of other countries where the Company engages in business, or (b) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the OECD Convention, the laws of the United States or any jurisdiction thereof or the laws of the countries in which such payments were made and received.

         3.20. Export Control Laws. The Company has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

         3.21. Finders or Brokers. Except for the Company's obligations to Dougherty & Company, LLC, none of the Company, the Subsidiaries of the Company, the Board of Directors of the Company (the "Company Board") or any member of the Company Board has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger or the other transactions contemplated hereby.

         3.22. Board Recommendation. The Company Board has, at a meeting of such Company Board duly held on September 7, 2000, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, declared the advisability of the Merger and recommended that the stockholders of the Company approve the Merger and the other transactions contemplated hereby, and has not as of the date hereof rescinded or modified in any respect any of such actions.

         3.23. Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting (as defined in Section 5.2 hereof) is the only vote of the holders of any of the

Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         3.24. Intentionally omitted.

         3.25. State Takeover Statutes. The Company has taken all actions so that the restrictions contained in Section 302A.673 of the MBCA applicable to a "business combination" (as such term is defined in Section 302A.011(46) of the MBCA) will not apply to the execution, delivery of performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

         Merger Sub and Parent represent and warrant to the Company that the statements contained in this Article IV are true and correct:

         4.1. Organization and Qualification. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota, with the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Minnesota. Each of Merger Sub and Parent is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have, or would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below). Neither Parent nor Merger Sub is in violation of any of the provisions of its Charter Document or its Governing Document. As used in this Agreement, the term "Parent Material Adverse Effect" means any change, effect, event or condition that (i) has a material adverse effect on the assets, business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole (other than any such change, effect, event or condition that arises from changes in general economic conditions or conditions affecting Parent's industry generally, or such changes, effects, events or conditions resulting from the consummation of the transactions contemplated hereby; provided, however, that the termination of contracts requiring third party consent or approval because of the consummation of the transactions contemplated hereby the loss of which would otherwise have a material adverse effect on the assets, business, results of operations or financial condition of Parent shall not be excluded from this definition) or
(ii) would prevent or materially delay Merger Sub's or Parent's ability to consummate the transactions contemplated hereby.

         4.2. Authority Relative to this Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement under applicable law. The execution and delivery by Parent and Merger Sub of this Agreement, and the consummation of the Merger and the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

         4.3. No Conflicts; Required Filings and Consents.

         (a) Neither the execution, delivery or performance of this Agreement by Merger Sub or Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Merger Sub or Parent with any provision hereof will
(i) conflict with or result in a breach of any provision of the Charter Documents or Governing Documents of Merger Sub or Parent, (ii) cause a default or give rise to any right of termination, cancellation or acceleration or loss of a material benefit under, or result in the creation of any lien, charge or other encumbrance upon any of the properties of Merger Sub or Parent under any of the terms, conditions or provisions of any note, bond, mortgage or indenture, or any other material instrument, obligation or agreement to which Merger Sub or Parent is a party or by which its properties or assets may be bound or (iii) violate any law applicable to Merger Sub or Parent or binding upon any of its properties, except for, in the case of clauses (ii) and (iii), such defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         (b) No filing or registration with or notification to and no permit, authorization, consent or approval of any Governmental Entity is required to be obtained, made or given by Merger Sub or Parent in connection with the execution and delivery of this Agreement or the consummation by Merger Sub of the Merger or other transactions contemplated hereby.

         4.4. Funds. At the Closing, Parent will have the funds necessary to consummate the Merger and pay the aggregate Per Share Amount in accordance with the terms of this Agreement.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

         5.1. Conduct of Business of the Company Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement or (ii) the Effective Time, each of the Company and its Subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use commercially reasonable efforts consistent with past practice and policies to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its Subsidiaries to, without the prior written consent of Parent:

         (a) amend any of its Charter Documents or Governing Documents;

         (b) authorize for issuance, issue, sell, deliver, grant any options, warrants, stock appreciation rights, or stock issuance rights for, or otherwise agree or commit to issue, sell, deliver, pledge, dispose of or otherwise encumber any shares of any class of its share capital or any securities convertible into shares of any class of its share capital, except (i) pursuant to and in accordance with the terms of Company Options outstanding on the Company Measurement Date or (ii) or pursuant to the grant of Company Options as set forth in Section 5.1(b) of the Company Disclosure Letter or consistent with past practices to new employees (or, subject to the prior written consent of Parent, which consent shall not be unreasonably withheld, to existing employees in connection with regularly scheduled performance reviews), which Company Options will represent the right to acquire no more than 1,000 shares of Company Common Stock per employee, and no more than 5,000 shares of Company Common Stock in the aggregate;

         (c) subdivide, cancel, consolidate or reclassify any shares of its share capital, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its share capital, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its share capital or purchase, redeem or otherwise acquire any shares of its own share capital or of any of its Subsidiaries, except as otherwise expressly provided in this Agreement;

         (d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than Subsidiaries of the Company); or (iii) make any material loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of the Company);

         (e) except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.1(e) of the Company Disclosure Letter, (i) increase in any manner the compensation of (A) any employee who is not an officer of the Company or any Subsidiary (a "NonExecutive Employee"), except in the ordinary course of business consistent with past practice or (B) any of its directors or officers, except in the ordinary course of business, consistent with past practice, after consultation with and consent of Parent, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into, amend or agree to enter into or amend any agreement or arrangement with any such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required to comply with law or under currently existing agreements, plans or arrangements or with respect to NonExecutive Employees, in the ordinary course of business consistent with past practice; (iii) grant any rights to receive any severance or termination pay to, or enter into or amend any employment or severance agreement with, any employee or any of its directors or officers, except as required by applicable law or with respect to severance or termination pay to NonExecutive Employees in the ordinary course of business, consistent with past practices; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, share purchase, share option, share appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause
(iv) shall not prohibit the Company from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

         (f) except as otherwise expressly contemplated by this Agreement, enter into, amend in any material respect or terminate any Company Material Contracts other than in the ordinary course of business consistent with past practice;

         (g) sell, lease, license, mortgage or dispose of any of its properties or assets, other than (i) transactions in the ordinary course of business consistent with past practice, and (ii) sales of assets, for the fair market value thereof, which sales do not individually or in the aggregate exceed $25,000 and, in the case of both clauses (i) and (ii), except as may be required or contemplated by this Agreement;

         (h) except as otherwise contemplated by the Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than the acquisition of assets that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

         (i) alter (through merger, liquidation, reorganization, restructuring or in any fashion) the corporate structure or ownership of the Company or any Subsidiary;

         (j) authorize or commit to make any material capital expenditures in the aggregate of $25,000 or more not reflected in the budget previously provided in writing by the Company to Parent without the prior written consent of Parent, which consent shall not be unreasonably withheld;

         (k) make any change in the accounting methods or accounting practices followed by the Company, except as required by generally accepted accounting principles or applicable law;

         (l) make any election under United States federal, state, provincial, local or foreign Tax law which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

         (m) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) requiring a payment by the Company or its Subsidiaries in excess of $25,000 without the consent of Parent, which consent shall not be unreasonably withheld or delayed;

         (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice; or

         (o) authorize, recommend, propose, agree or announce an intention to do any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         5.2. Preparation of Proxy Statement. As promptly as practicable and no later than 15 days after the date hereof, the Company shall prepare and file with the SEC the proxy statement to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement"). The Proxy Statement will, when prepared pursuant to this Section 5.2 and mailed to the Company's stockholders, comply in all material respects with the applicable requirements of the Exchange Act. The information supplied by each of Parent and the Company for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. Each of Parent and the Company shall indemnify and hold harmless the other from any obligations, claims or liabilities arising from any statement supplied by such party for inclusion in the Proxy Statement which, at the time such statement was made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statement, in light of the circumstances under which is was made, not false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent, Merger Sub or the Company which should be set forth in a supplement to the Proxy Statement, Parent, Merger Sub or the Company, as the case may be, will promptly inform the other parties. The Proxy Statement shall include the declaration of the Company Board of the advisability of the Merger and its recommendation that the Company's stockholders approve the Merger, unless the Company Board determines in good faith, after considering the advice of its financial advisor and reputable outside legal counsel experienced in such matters , that withdrawal or modification of its declaration and recommendation is necessary because this Agreement or the Merger is no longer in the best interests of the Company's stockholders. The Proxy Statement shall be reviewed and approved by Parent and Parent's counsel prior to the mailing of such Proxy Statement to the Company's stockholders.

         5.3 Meeting of Stockholders. The Company shall, promptly after the date hereof, take all action necessary in accordance with the MBCA and its Articles of Incorporation and Bylaws to convene the Company Stockholders Meeting within 45 days of the filing of a definitive Proxy Statement with the SEC, whether or not the Company Board determines at any time after the date hereof that the Merger is no longer advisable. The Company shall consult with Parent regarding the date of the Company Stockholders Meeting. The Company shall use commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger, unless the Company Board determines in good faith, after considering the advice of its financial advisor and reputable outside legal counsel experienced in such matters that the Merger is no longer in the best interests of the Company's stockholders.

         5.4. Additional Agreements, Cooperation.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate, subject to compliance with applicable law, with each other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any United States federal or state, or other foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings and submissions of information requested by Governmental Entities, and (vi) to fulfill all conditions to this Agreement.

         (b) Each of the parties hereto agrees, subject to compliance with applicable law, to furnish to each other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act, the Exchange Act, the Securities Act or any other United States federal or state, or foreign statute or regulation. Each party hereto shall promptly inform each other party of any material communication from the U.S. Federal Trade Commission or any other government or governmental authority regarding any of the transactions contemplated thereby.

         5.5. Publicity. Except as otherwise required by law or the rules of any applicable securities exchange or the Nasdaq National Market, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as possible. Nothing in this
Section 5.5 shall prohibit or restrict the Company from at any time communicating to the Company's stockholders if the Company Board has determined in good faith, after considering the advice of reputable outside legal counsel experienced in such matters that any such communication is required to fulfill its fiduciary duties to the Company's stockholders.

         5.6. No Solicitation.

         (a) Immediately upon execution of this Agreement, the Company shall (and shall cause its officers, directors, employees, investment bankers, attorneys and other agents or representatives to) cease all discussions, negotiations, responses to inquiries and other communications relating to any potential business combination with all third parties who, prior to the date hereof, may have expressed or otherwise indicated any interest in pursuing an Acquisition Proposal (as hereinafter defined) with the Company.

         (b) Prior to termination of this Agreement pursuant to Article VII hereof, the Company and its Subsidiaries shall not, nor shall the Company authorize or permit any officers, directors or employees of, or any investment bankers, attorneys or other agents or representatives retained by or acting on behalf of, the Company or any of its Subsidiaries to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) except as permitted below, engage or participate in negotiations or discussions with, or furnish any information or data to, or take any other action to, facilitate any inquiries or making any proposal by, any third party relating to an Acquisition Proposal, or (iii) except as permitted below, enter into any agreement with respect to any Acquisition Proposal or approve an Acquisition Proposal. Notwithstanding anything to the contrary contained in this Section 5.6 or in any other provision of this Agreement, prior to the Company Stockholders Meeting, the Company Board may participate in discussions or negotiations with or furnish information to any third party making an unsolicited Acquisition Proposal (a "Potential Acquiror") or approve or recommend an unsolicited Acquisition Proposal if both
(A) a majority of the directors of the Company Board, without including directors who may be considered Affiliates (as defined in Rule 405 under the Securities Act) of any person making an Acquisition Proposal ("Disinterested Directors") determines in good faith, after receiving advice from its independent financial advisor, that a Potential Acquiror has submitted to the Company an Acquisition Proposal that is a Superior Proposal (as hereinafter defined), and (B) a majority of the Disinterested Directors of the Company Board determines in good faith, after considering advice from reputable outside legal counsel experienced in such matters that the failure to participate in such discussions or negotiations or to furnish such information or to approve or recommend such unsolicited Acquisition Proposal is inconsistent with the Company Board's fiduciary duties under applicable law. In the event that the Company shall receive any Acquisition Proposal, it shall promptly (and in no event later than 24 hours after receipt thereof) furnish to Parent the identity of the recipient of the Acquisition Proposal and of the Potential Acquiror, the terms of such Acquisition Proposal and copies of all non-public information requested by the Potential Acquiror not previously delivered to Parent, and shall further promptly inform Parent in writing as to the fact such information is to be provided after compliance with the terms of the preceding sentence. Nothing contained herein shall prevent the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after considering advice from reputable outside legal counsel experienced in such matters such disclosure is required by applicable law. Without limiting the foregoing, the Company understands and agrees that any violation of the restrictions set forth in this Section 5.6(b) by the Company or any of its Subsidiaries, or by any director or officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.6(b) sufficient to enable Parent to terminate this Agreement pursuant to Section 7.1(d)(i) hereof

         (c) For the purposes of this Agreement, "Acquisition Proposal" shall mean any proposal, whether in writing or otherwise, made by any person other than Parent and its Subsidiaries to acquire "beneficial ownership" (as defined under Rule 13(d) of the Exchange Act) of 20% or more of the assets of, or 20% or more of the outstanding capital stock of any of the Company or its Subsidiaries pursuant to a merger, consolidation, exchange of shares or other business combination, sale of shares of capital stock, sales of assets, tender offer or exchange offer or similar transaction involving the Company or its Subsidiaries.

         (d) The term "Superior Proposal" means any bona fide Acquisition Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Common Stock then outstanding or all or substantially all the assets of the Company, and otherwise on terms that a majority of the Disinterested Directors determines, in good faith, is reasonably likely to be more favorable to the Company and its stockholders than the Merger (after considering advice from the Company's independent financial advisor that the Acquisition Proposal is more favorable to the Company's stockholders, from a financial point of view, than the Merger).

         5.7. Access to Information. From the date of this Agreement until the Effective Time, and upon reasonable notice, the Company will give Parent and its authorized representatives (including counsel, other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its Subsidiaries, will permit Parent to make such inspections as it may reasonably require, will cause its officers and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time reasonably request and confer with Parent to keep it reasonably informed with respect to operational and other business matters relating to the Company and its Subsidiaries and the status of satisfaction of conditions to the Closing. All information obtained by Parent pursuant to this Section 5.7 shall be kept confidential in accordance with the confidentiality provisions of the Letter of Intent dated June 19, 2000, between legal counsel for the Parent and the Company.

         5.8. Notification of Certain Matters. The Company or Parent, as the case may be, shall promptly notify the other of (a) its obtaining of Knowledge as to the matters set forth in clauses

(i), (ii) and (iii) below, or (b) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the institution of any claim, suit, action or proceeding arising out of or related to the Merger or the transactions contemplated hereby; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

         5.9. Resignation of Officers and Directors. Except as otherwise provided in Section 5.18 hereof, at or prior to the Effective Time, the Company shall deliver to Parent the resignations of such officers and directors of the Company and its Subsidiaries (in each case, in their capacities as officers and directors, but not as employees if any of such persons are employees of the Company or any Subsidiary) as Parent shall specify, which resignations shall be effective at the Effective Time and shall contain an acknowledgment that the relevant individual has no outstanding claims for compensation for loss of office, redundancy, unfair dismissal or otherwise.

         5.10 Intentionally omitted

         5.11. Stockholder Litigation. The Company shall give Parent the reasonable opportunity to participate in the defense of any stockholder litigation against or in the name of the Company and/or its respective directors relating to the transactions contemplated by this Agreement.

         5.12. Intentionally omitted.

         5.13. Determination of Optionholders. At least ten business days before the Effective Time, the Company shall provide Parent with a true and complete list of (a) the holders of Company Options, (b) the number of shares of Company Common Stock subject to Company Options held by each such optionholder, (c) the exercise price of each option outstanding and (d) the address of each such optionholder as set forth in the books and records of the Company or any Subsidiary, which lists shall be true and correct based upon the Company's records, following upon which there shall be no additional grants of Company Options without Parent's prior consent.

         5.14. Preparation of Tax Returns. The Company shall file (or cause to be filed) at its own expense, on or prior to the due date thereof, all Returns required to be filed on or before the Closing Date. The Company shall provide Parent with a copy of appropriate workpapers, schedules, drafts and final copies of each foreign and domestic, federal, provincial and state income Tax return or election of the Company (including returns of all Employee Benefit Plans) at least ten days before filing such return or election and shall consult with Parent with respect thereto prior to such filing. Any Return filed after the date hereof but prior to the Effective Date shall first be approved by Parent, which approval shall not be unreasonably withheld.

         5.15. SEC Filings; Compliance. The Company shall cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company , between the date of this Agreement and the Effective Time (the "New SEC Reports") to be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and such New SEC Reports will not at the time they are filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Date of the following conditions:

         (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company under the MBCA and the Company's Charter Document and Governing Documents.

         (b) Governmental Action; No Injunction or Restraints. No action or proceeding shall be instituted by any Governmental Entity seeking to prevent consummation of the Merger, asserting the illegality of the Merger or this Agreement or seeking material damages directly arising out of the transactions contemplated hereby which continues to be outstanding. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose material sanctions, damages, or liabilities directly arising out of the Merger on the Company or any of its officers or directors; or (ii) preventing the consummation of the Merger.

         (c) Governmental Consents. All necessary authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or waiver of waiting periods imposed by, any Governmental Entity of any applicable jurisdiction required for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or obtained, as to which the failure to obtain, make or occur would have the effect of making the Merger or this Agreement or any of the transactions contemplated hereby illegal or which, individually or in the aggregate, would have a Parent Material Adverse Effect (assuming the Merger had taken place).

         6.2. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

         (c) No Material Adverse Effect. Since the date of this Agreement, there has not been a Company Material Adverse Effect nor has there been any change, event or condition that, with the passage of time, would reasonably be expected to result in a Company Material Adverse Effect.

         (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose material limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing or seeking to impose material limitations on the ability of Parent or its Affiliates to combine and operate the business and assets of the Company;
(iii) imposing or seeking to impose other material sanctions, damages, or liabilities directly arising out of the Merger on Parent or any of its officers or directors; or (iv) requiring or seeking to require divestiture by Parent of any significant portion of the business, assets or property of the Company or of Parent.

         (e) Delivery of Closing Documents. At or prior to the Effective Time, the Company shall have delivered to Parent all of the following: (i) a certificate of the Chief Executive Officer of the Company (in his capacity as such an officer), dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.2(a), (b) and (c) hereof have been satisfied;
(ii) a copy of (A) the Articles of Incorporation of the Company, dated as of a recent date, certified by the Secretary of State of the State of Minnesota and
(B) the Bylaws of the Company and the resolutions of the Company Board and stockholders authorizing the Merger and the other transactions contemplated by this Agreement, certified by the Secretary of the Company; and (iii) a list of
(A) all options that have been exercised after the date of this Agreement.

         (f) Director and Officer Resignations. Merger Sub shall have received the resignation of the directors and officers of the Company as are described in
Section 5.9 hereof.

         (g) Key Employee Agreements. The persons identified in Section 6.2(g) of the Company Disclosure Letter shall have entered into employment agreements with Parent, and such agreements shall be in full force and effect, and none of such employees shall have indicated any intention of not fulfilling his or her obligations thereunder.

         (h) Exercise of Appraisal Rights. The total shares of Company Common Stock held by stockholders of the Company who have indicated in accordance with the MBCA (and not withdrawn) their intent to elect to exercise their appraisal rights under the MBCA shall not exceed 10% of the shares of Company Common Stock outstanding as of the date of the

Company Stockholders Meeting. Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect.

         (i) Approval of Company's Shareholders. At least 51% of the total shares of the Company Common Stock held by Stockholders of the Company have voted in favor of the transactions contemplated herein.

         (j) Renewal of Union Contract. The union contract to which the Company is currently subject shall have been renewed for a term of at least one (1) year upon terms and conditions acceptable to Parent, and written documentation of same shall have been delivered to Parent.

         6.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

         (c) Delivery of Closing Documents. At or prior to the Effective Time, the Parent shall have delivered to the Company a certificate of the President and the Chief Financial Officer of Parent (in their capacities as such officers), dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.3(a) and (b) hereof have been satisfied.

                                   ARTICLE VII

                                   TERMINATION

         7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

         (a) by mutual written consent of the Company and Parent (on behalf of Parent and Merger Sub);

         (b) by either the Company or Parent (on behalf of Parent and Merger
Sub): (i) if the Merger shall not have been completed by January 2, 2001; provided, however, that the right to terminate this Agreement pursuant to this
Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; (ii) if stockholder approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; (iii) if any restraint having any of the effects set forth in Section 6.1(b) or Section 6.2(d) hereof shall be in effect and shall have become final and nonappealable; or (iv) if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) or understanding to effect a Superior Proposal or the Company Board or a committee thereof resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless (a) the Company has delivered to Parent and Merger Sub a written notice of the Company's intent to enter into such an agreement to effect such Acquisition Proposal, which notice shall include, without limitation, the material terms and conditions of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal, (b) three business days have elapsed following delivery to Parent and Merger Sub of such written notice by the Company and (c) during such three-business-day period, the Company has fully cooperated with Parent and Merger Sub to allow Parent and Merger Sub within such three-business-day period to propose amendments to the terms of this Agreement to be at least as favorable as the Superior Proposal; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless, at the end of such three-business-day-period (and after due consideration by the Company Board of any proposed amendment to this Agreement that has been submitted by Parent during such three-day period), the Company Board continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal;

         (c) by the Company, if Parent or Merger Sub shall have breached any of its representations and warranties contained in Article IV hereof which breach has or is reasonably likely to have a Parent Material Adverse Effect or Parent or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case, which breach or failure to perform has not been cured by Parent or Merger Sub within ten days following receipt of notice thereof from the Company; provided, however, that no cure period shall apply for a breach by Parent or Merger Sub of the obligations to close pursuant to Section 1.7 hereof or make cash available pursuant to Section 2.5(b) hereof; or

         (d) by Parent (on behalf of Parent and Merger Sub): (i) if the Company shall have breached any of its representations and warranties contained in
Article III hereof which breach has or is reasonably likely to have a Company Material Adverse Effect or the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case (other than a breach of Section 5.6(b) hereof, as to which no cure period shall apply), which breach or failure to perform has not been cured by the Company within ten days following receipt of notice thereof from Parent; or ii) if (a) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, or approved or recommended an Acquisition Proposal (including a Superior Proposal), or (b) the Company Board or any committee thereof shall have resolved to take any of the foregoing actions.

         7.2. Effect of Termination. The termination of this Agreement pursuant to the terms of Section 7.1 hereof shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article VII, there shall be no obligation or liability on the part of any party hereto (except as provided in Section 7.3 hereof) or its stockholders or directors or officers in respect thereof, except for agreements in Sections 5.5, 5.7, 7.2, 7.3 and 8.8, which survive the termination of this Agreement, and except for liability that Parent or Merger Sub or the Company might have to the other party or parties arising from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach results in a termination of this Agreement pursuant to Sections 7.1(c) or 7.1(d)(i), or otherwise due to the fraudulent or willful misconduct of such party.

         7.3. Fees and Expenses.

         (a) Except as provided in this Section 7.3, whether or not the Merger is consummated, the Company, on the one hand, and Parent and Merger Sub, on the other, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, provided, however, Parent and Merger Sub acknowledge that the Company will pay all amounts owing to said parties at closing and any unpaid amount will be disclosed to Parent and Merger Sub and shall thereafter be paid by Surviving Corporation.

         (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (x) by the Company or Parent pursuant to Section 7.1(b)(ii) and if, after the date hereof and prior to the termination date, an Acquisition Proposal occurs, or (y) by Parent pursuant to Section 7.1(b)(iv), 7.1(d)(i) or 7.1(d)(ii) hereof, then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement), reimburse Parent upon demand for all reasonable out-of-pocket fees and expenses not to exceed $25,000 incurred or paid by or on behalf of Parent or any Affiliate of Parent in connection with this Agreement, the Merger and transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants.

         (c) Notwithstanding any other provision in this Agreement to the contrary, if (x) this Agreement is terminated by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(b)(ii) or 7.1(d)(i) (other than due to a breach of Section 5.6(b) hereof) and, concurrently with or within nine months after such a termination, the Company shall enter into an agreement, arrangement or binding understanding with respect to an Acquisition Proposal (which shall include, for this purpose, the commencement by a third party of a tender offer or exchange offer or similar transaction directly with the Company's stockholders) with a third party (collectively, a "Third Party Deal") or (y) this Agreement is terminated pursuant to Section 7.1(b)(iv), Section 7.1(d)(i) (only if such termination results from a breach of Section 5.6(b) hereof) or 7.1(d)(ii), then, in each case, the Company shall (in addition to any obligation under Section 7.3(b) hereof and as liquidated damages and not as a penalty or forfeiture) pay to Parent U.S.$200,000 (the "Termination Fee") in cash, such payment to be made promptly, but in no event later than the second business day following, in the case of clause (x), the later to occur of such termination and the entry into of such Third Party Deal, or, in the case of clause (y), such termination.

         (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(c) hereof, then Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement), reimburse the Company upon demand for all reasonable out-of-pocket fees and expenses not to exceed $25,000 incurred or paid by or on behalf of the Company or any Affiliate of the Company in connection with this Agreement, the Merger and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firm, accountants and consultants.

         (e) The parties acknowledge that the agreements contained in Sections 7.3(b), (c) and (d) hereof are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub on the one hand, and the Company on the other, would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Sections 7.3(b) and/or (c) hereof, or if Parent fails promptly to pay the amounts due pursuant to Section 7.3(d) hereof, (i) the party failing to so pay shall pay interest on such amounts at the prime rate announced by Wells Fargo Minnesota N. A, Minneapolis office, in effect on the date the Termination Fee (or fees and expenses) were required to be paid, and (ii) if, in order to obtain such payment, a party commences a suit or takes other action which results in a judgment or other binding determination against the nonpaying party for the fees and expenses in Sections 7.3(b) or 7.3(d) hereof or the Termination Fee, the nonpaying party shall also pay to the party entitled to receive payment its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with such suit, together with interest payable under the preceding clause (i).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.2. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

         8.3. Notices.

         (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person, by facsimile (with receipt electronically acknowledged) or by overnight air courier guaranteeing next day delivery, to such other party's address.


         If to Parent:              Dynamic Homes, LLC
                                    230 West Superior St., Ste. 811
                                    Duluth, Minnesota 55802
                                    Attn: Robert C. Pearson and
                                    John N. Nys

         with a copy to:            Johnson, Killen & Seiler, P.A.
                                    Attn:   Robert C. Pearson, Esq. and
                                    John N. Nys, Esq.
                                    230 West Superior St., Ste. 811
                                    Duluth, Minnesota 55802

         If to the Company:         Dynamic Homes, Inc.
                                    Attn: Scott Lindemann
                                    P.O. Box 1137
                                    525 Roosevelt Avenue
                                    Detroit Lakes, Minnesota 55502

         with copies to:

         and to:                    Lommen, Nelson, Cole & Stageberg, P.A.
                                    Attn:   Roger V. Stageberg, Esq.
                                    Sherri D. Ulland, Esq.
                                    80 S. Eighth Street, Suite 1800
                                    Minneapolis, Minnesota 55402

         (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; when sent, if sent by facsimile and receipt is electronically confirmed; and one business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         8.4. Counterparts. This Agreement may be executed via facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5. Interpretation. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity; "Knowledge" means the actual knowledge of a director or any executive officer of the applicable party or any of its Subsidiaries, and with respect to the Company as such knowledge has been obtained by such person in the normal conduct of the business; and all amounts shall be deemed to be stated in U.S. dollars, unless specifically referenced otherwise.

         8.6. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.7. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

         8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         8.9. Entire Agreement. This Agreement (together with the Exhibits and the Company Disclosure Letter, and the other documents delivered pursuant hereto or contemplated hereby) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, in each case other than the Confidentiality Agreement.

         8.10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                                    * * * * *

                 [BALANCE OF THIS PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers all as of the day and year first above written.


PARENT
Dynamic Homes, LLC                                   Date: September 25, 2000

By: /s/ illegible signature
   ------------------------------------
     Its Chief Manager

MERGER SUB
Dynamic Acquisitions, Inc.                           Date: September 25, 2000

By: /s/ illegible signature
   ------------------------------------
     Its President


COMPANY
Dynamic Homes, Inc.                                  Date: September 25, 2000

By: /s/ illegible signature
   ------------------------------------
     Its Chief Executive Officer

                                    EXHIBIT A

                   ARTICLES AND PLAN OF MERGER BY AND BETWEEN
                           DYNAMIC ACQUISITIONS, INC.
                                       AND
                               DYNAMIC HOMES, INC.



         The directors of Dynamic Acquisitions, Inc., a Minnesota corporation ("DAI"), and Dynamic Homes, Inc., a Minnesota corporation ("DHI"), having each resolved by a majority vote of the members of each of the respective boards of those corporations to approve these Articles and Plan of Merger pursuant to Minnesota Statutes, Section 302A.613, Subdivision 1, and notice having been duly given to the shareholders of each constituent corporation, and a majority of the voting power of all shares entitled to vote having voted, pursuant to Minnesota Statutes, Section 302A.613, subdivision 2, to approve these Articles and Plan of Merger, do hereby file these Articles and Plan of Merger.

         On the effective date of this merger, DAI shall merge into DHI. Each share of DAI shall be canceled and DHI shall be the surviving corporation.

         The terms and conditions on which this merger shall occur are contained in that certain Agreement and Plan of Merger by and among Dynamic Homes, LLC, a Minnesota limited liability company ("DHLLC"), DAI and DHI dated September 25, 2000, which is incorporated herein by reference.

         These Articles and Plan of Merger are effective on filing with the Minnesota Secretary of State on _________________, 2000.


                               Dynamic Acquisitions, Inc.


                               By
                                 -----------------------------------------------
                                   Its President

                               Dated:                                 , 2000
                                      --------------------------------

                               Dynamic Homes, Inc.


                               By
                                 -----------------------------------------------
                                   Its President

                               Dated:                                 , 2000
                                      --------------------------------

STATE OF MINNESOTA                  )
                                    )ss.
COUNTY OF ST. LOUIS                 )

         On this __ day of _______________, 2000, before me,
___________________________, a notary public, personally appeared
_____________________________________, known to me to be the President of
Dynamic Acquisitions, Inc.

         In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                                       _________________________
                                                       Notary Public

STATE OF MINNESOTA                  )
                                    )ss.
COUNTY OF ST. LOUIS                 )

         On this __ day of _______________, 2000, before me,
___________________________, a notary public, personally appeared
_____________________________________, known to me to be the President of
Dynamic Homes, Inc.

         In Witness Whereof, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.



                                                       _________________________
                                                       Notary Public

                                   APPENDIX B

                       MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING STOCKHOLDERS

         Subdivision 1. Actions creating rights. A stockholder of a corporation may dissent from, and obtain payment for the fair value of the stockholder's shares in the event of, any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting stockholder in that it:

                  (1) alters or abolishes a preferential right of the shares;

                  (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) excludes or limits the right of a stockholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without stockholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the stockholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

         (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the stockholder are entitled to be voted on the plan; or

         (e) Any other corporate action taken pursuant to a stockholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting stockholders may obtain payment for their shares.

         Subd.2. Beneficial owners. (a) A stockholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the stockholder, unless the stockholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the stockholder and discloses the name and address of each beneficial owner on whose behalf the stockholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the stockholder has dissented and the other shares were registered in the names of different stockholders.

         (b) The beneficial owner of shares who is not the stockholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting stockholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the stockholder.

         Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a stockholder of the surviving corporation in a merger, if the shares of the stockholder are not entitled to be voted on the merger.

              (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of stockholders entitled to receive notice of and to vote on an action described in subdivision 1, only stockholders as of the date fixed, and beneficial owners as of the date fixed who hold through stockholders, as provided in subdivision 2, may exercise dissenters' rights.

         Subd. 4. Other rights. The stockholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining stockholder or the corporation.


302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

         Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

         Subd. 2. Notice of action. If a corporation calls a stockholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each stockholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         Subd. 3. Notice of dissent. If the proposed action must be approved by the stockholders, a stockholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the stockholder and must not vote the shares in favor of the proposed action.

         Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the stockholders, the corporation shall send to all stockholders who have complied with subdivision 3 and to all stockholders entitled to dissent if no stockholder vote was required, a notice that contains:

                  (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                  (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                  (3) A form to be used to certify the date on which the stockholder, or the beneficial owner on whose behalf the stockholder dissents, acquired the shares or an interest in them and to demand payment; and

                  (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting stockholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a stockholder until the proposed action takes effect.

         Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting stockholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                  (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                  (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                  (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a stockholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept the amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

         Subd. 6. Supplemental payment; demand. If a dissenter believes that the mount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

         Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the stockholder or stockholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all stockholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                 REVOCABLE PROXY

                               DYNAMIC HOMES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Dynamic Homes, Inc. ("Dynamic Homes") hereby appoints Clyde R. Lund, Jr. and Eldon Matz, and each of them, with full power of substitution in each, to act as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of stockholders to be held at 9:00 a.m., Central Standard Time, on November 21, 2000 at the Holiday Inn Motel, Detroit Lakes, Minnesota, and at any adjournments or postponements thereof, upon the following matters.

         The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         When this proxy is properly executed, the shares represented hereby will be voted as specified. If no specification is made, this proxy will be voted for the approval of the Merger Agreement and, in the discretion of the proxies, with respect to all other matters which may properly come before the meeting and any and all adjournments thereof.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                SEE REVERSE SIDE

                                       [X]
                                Please mark your
                                  vote as this.


Proposal 1:       To approve and adopt the Agreement and Plan of Merger, dated
                  September 25, 2000, between Dynamic Homes, LLC, Dynamic
                  Acquisitions, Inc. and Dynamic Homes, Inc., and the merger contemplated thereby.

                      FOR          AGAINST          ABSTAIN
                      [ ]            [ ]              [ ]

Other Matters:    The proxies are authorized to vote upon such other business as may properly come before the stockholders meeting, or any adjournments or postponements of the meeting.

                           Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                           Dated: __________________________, 2000


                           ---------------------------------------
                           Signature

                           ---------------------------------------
                           Signature

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.